As filed with the Securities and Exchange Commission on September 8, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PLAINS ALL AMERICAN PIPELINE, L.P.
PAA FINANCE CORP.
(Exact Name of Registrant as Specified in its Charter)
Delaware Delaware (State or Other Jurisdiction of Incorporation or Organization)	76-0582150 56-2464313 (I.R.S. Employer Identification No.)
333 Clay Street, Suite 1600
Houston, Texas 77002
(713) 646-4100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Richard McGee
Executive Vice President, General
Counsel and Secretary
333 Clay Street, Suite 1600
Houston, Texas 77002
(713) 646-4100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
David P. Oelman
Alan Beck
Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, Texas 77002
(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price Per Unit/Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common units representing limited partner interests
Preferred units representing limited partner interests
Debt Securities
Total	$1,100,000,000(2)(3)(4)	$120,010(5)(6)

(1)
If any debt securities are issued at an original issue discount, then the offering price of those debt securities shall be in an amount that will result in an aggregate initial offering price not to exceed $1,100,000,000, less the dollar amount of any registered securities previously issued.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In no event will the aggregate initial offering price of all securities offered from time to time pursuant to the prospectus included as a part of this Registration Statement exceed $1,100,000,000. To the extent applicable, the aggregate amount of common units registered is further limited to that which is permissible under Rule 415(a)(4) of the Securities Act. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3)
There are being registered hereunder a presently indeterminate number of common units and preferred units and an indeterminate principal amount of debt securities. This registration statement also covers an indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder.

(4)
The proposed maximum aggregate offering price for each class of securities to be registered is not specified pursuant to General Instruction, II.D. of Form S-3.

(5)
Calculated in accordance with Rule 457(o).

(6)
Securities having an aggregate offering price of $1,100,000,000 registered under a registration statement on Form S-3 (File No. 333-227359) filed by the Registrant on September 14, 2018, remain unsold. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $136,950 previously paid with respect to such unsold securities covers the entirety of the total registration fee of $120,010 due in connection with this registration statement. Accordingly, no funds have been wired in connection with the fee associated with the initial filing of this registration statement.

Pursuant to Rule 457(p), the offering of the common units and debt securities covered by Registration Statement No. 333-227359 will be deemed terminated as of the date of this Registration Statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED SEPTEMBER 8, 2021
PROSPECTUS
PLAINS ALL AMERICAN PIPELINE, L.P.
PAA FINANCE CORP.
Common Units
Preferred Units
Debt Securities
We may offer and sell common units representing limited partner interests in Plains All American Pipeline, L.P., preferred units representing limited partner interests in Plains All American Pipeline, L.P. and debt securities described in this prospectus from time to time in one or more classes or series and in amounts, at prices and on terms to be determined by market conditions at the time of our offerings. PAA Finance Corp. may act as co-issuer of the debt securities.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these common units, preferred units and debt securities and the general manner in which we will offer the common units, preferred units and debt securities. The specific terms of any common units, preferred units or debt securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the common units, preferred units or debt securities.
Investing in our common units, preferred units and debt securities involves risks. Limited partnerships are inherently different from corporations. You should carefully consider the risk factors described under “Risk Factors” beginning on page 3 of this prospectus before you make an investment in our securities.
Our common units are traded on the Nasdaq Global Select Market under the symbol “PAA.” We will provide information in the prospectus supplement for the trading market, if any, for any preferred units or debt securities we may offer.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is           , 2021.

This prospectus, any accompanying prospectus supplement and any free writing prospectus that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
This prospectus and any prospectus supplement are not an offer to sell, or a solicitation of an offer to buy securities in any jurisdiction where the offer or sale of such securities is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of such document, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we and PAA Finance Corp. have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus generally describes Plains All American Pipeline, L.P. and the securities. Each time we sell securities with this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement. Before you invest in our securities, you should carefully read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” and any additional information you may need to make your investment decision.

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WHERE YOU CAN FIND MORE INFORMATION
We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus or any prospectus supplement, and the information we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of such document.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished pursuant to Item 2.02 or 7.01 of any Current Report on Form 8-K), including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, until all offerings under this registration statement are completed:
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Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

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Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021;

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Current Reports on Form 8-K filed on March 3, 2021, May 25, 2021, July 2, 2021, July 13, 2021, August 24, 2021, August 25, 2021 and August 26, 2021; and

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the description of our common units contained in our Form 8-A/A dated November 16, 2016 and Form 8-A dated December 11, 2020, and any subsequent amendment thereto filed for the purpose of updating such description.

You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:
Plains All American Pipeline, L.P.
333 Clay Street, Suite 1600
Houston, Texas 77002
Attention: Corporate Secretary
Telephone: (713) 646-4100
We file periodic reports, current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains information we have filed electronically with the SEC, which you can access over the internet at http://www.sec.gov. Our SEC filings are also available free of charge on our website at www.plainsallamerican.com under “Investor Relations” as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.

FORWARD-LOOKING STATEMENTS
All statements included or incorporated by reference in this prospectus or the accompanying prospectus supplement, other than statements of historical fact, are forward-looking statements, including but not limited to statements incorporating the words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intend” and “forecast,” as well as similar expressions and statements regarding our business strategy, plans and objectives for future operations. The absence of such words, expressions or statements, however, does not mean that the statements are not forward-looking. Any such forward-looking statements reflect our current views with respect to future events, based on what we believe to be reasonable assumptions. Certain factors could cause actual results or outcomes to differ materially from the results or outcomes anticipated in the forward-looking statements. The most important of these factors include, but are not limited to:
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declines in global crude oil demand and crude oil prices (whether due to the COVID-19 pandemic, future pandemics or other factors) that correspondingly lead to a significant reduction of North American crude oil, natural gas liquids (“NGL”) and natural gas production (whether due to reduced producer cash flow to fund drilling activities or the inability of producers to access capital, or both, the unavailability of pipeline and/or storage capacity, the shutting-in of production by producers, government-mandated pro-ration orders, or other factors), which in turn could result in significant declines in the actual or expected volume of crude oil and NGL shipped, processed, purchased, stored, fractionated and/or gathered at or through the use of our assets and/or the reduction of commercial opportunities that might otherwise be available to us;

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the effects of competition and capacity overbuild in areas where we operate, including contract renewal risk and the risk of loss of business to other midstream operators who are willing or under pressure to aggressively reduce transportation rates in order to capture or preserve customers;

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negative societal sentiment regarding the hydrocarbon energy industry and the continued development and consumption of hydrocarbons, which could influence consumer preferences and governmental or regulatory actions that adversely impact our business;

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unanticipated changes in crude oil and NGL market structure, grade differentials and volatility (or lack thereof);

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environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves;

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fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, NGL and natural gas and resulting changes in pricing conditions or transportation throughput requirements;

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the availability of, and our ability to consummate, divestitures, joint ventures, acquisitions or other strategic opportunities;

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maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties;

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the occurrence of a natural disaster, catastrophe, terrorist attack (including eco-terrorist attacks) or other event that materially impacts our operations, including cyber or other attacks on our electronic and computer systems;

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weather interference with business operations or project construction, including the impact of extreme weather events or conditions;

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the refusal or inability of our customers or counterparties to perform their obligations under their contracts with us (including commercial contracts, asset sale agreements and other agreements), whether justified or not and whether due to financial constraints (such as reduced creditworthiness, liquidity issues or insolvency), market constraints, legal constraints (including governmental orders or guidance), the exercise of contractual or common law rights that allegedly excuse their performance (such as force majeure or similar claims) or other factors;

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our inability to perform our obligations under our contracts, whether due to non-performance by third parties, including our customers or counterparties, market constraints, third-party constraints, legal constraints (including governmental orders or guidance), or other factors;

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the incurrence of costs and expenses related to unexpected or unplanned capital expenditures, third-party claims or other factors;

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the successful operation of joint ventures and joint operating arrangements we enter into from time to time, whether relating to assets operated by us or by third parties, and the successful integration and future performance of acquired assets or businesses;

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failure to implement or capitalize, or delays in implementing or capitalizing, on investment capital projects, whether due to permitting delays, permitting withdrawals or other factors;

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disruptions to futures markets for crude oil, NGL and other petroleum products, which may impair our ability to execute our commercial or hedging strategies;

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shortages or cost increases of supplies, materials or labor;

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the impact of current and future laws, rulings, governmental regulations, trade policies, accounting standards and statements, and related interpretations, including legislation or regulatory initiatives that prohibit, restrict or regulate hydraulic fracturing or that prohibit the development of oil and gas resources and the related infrastructure on lands dedicated to or served by our pipelines;

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tightened capital markets or other factors that increase our cost of capital or limit our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, investment capital projects, working capital requirements and the repayment or refinancing of indebtedness;

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inability of producers, who have made commitments to our pipelines, to access capital to fund their drilling and completion activities;

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general economic, market or business conditions in the United States and elsewhere (including the potential for a recession or significant slowdown in economic activity levels and the timing, pace and extent of economic recovery) that impact demand for crude oil, drilling and production activities and therefore the demand for the midstream services we provide and commercial opportunities available to us;

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the amplification of other risks caused by volatile financial markets, capital constraints, liquidity concerns and inflation;

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the use or availability of third-party assets upon which our operations depend and over which we have little or no control;

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the currency exchange rate of the Canadian dollar to the United States dollar;

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inability to recognize current revenue attributable to deficiency payments received from customers who fail to ship or move more than minimum contracted volumes until the related credits expire or are used;

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significant under-utilization of our assets and facilities;

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increased costs, or lack of availability, of insurance;

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the effectiveness of our risk management activities;

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fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans;

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risks related to the development and operation of our assets; and

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other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, as well as in the storage of natural gas and the processing, transportation, fractionation, storage and marketing of NGL.

Other factors described herein or incorporated by reference, as well as factors that are unknown or unpredictable, could also have a material adverse effect on future results. Please read “Risk Factors” beginning on page 3 of this prospectus and discussed in Item 1A. of our Annual Report on Form 10-K for the year ended December 31, 2020 (File No. 001-14569), which is incorporated into this prospectus by reference. Except as required by applicable securities laws, we do not intend to update these forward-looking statements and information.

ABOUT PLAINS ALL AMERICAN PIPELINE, L.P.
Overview
We are a Delaware limited partnership formed in 1998. Our operations are conducted directly and indirectly through our primary operating subsidiaries. Our assets and the services we provide are primarily focused on crude oil, NGL and natural gas.
We own an extensive network of pipeline transportation, terminalling, storage, and gathering assets in key crude oil and NGL producing basins and transportation corridors and at major market hubs in the United States and Canada. Our business activities are conducted through three operating segments: Transportation, Facilities and Supply and Logistics.
PAA Finance Corp. was incorporated under the laws of the State of Delaware in 2004, is wholly owned by Plains All American Pipeline, L.P., and has no material assets or any liabilities other than as a co-issuer of debt securities. Its activities are limited to co-issuing debt securities and engaging in other activities incidental thereto.
For purposes of this prospectus, unless the context clearly indicates otherwise, “Partnership,” “Plains,” “PAA,” “we,” “us,” “our,” “ours” and similar terms refer to Plains All American Pipeline, L.P. and its subsidiaries. References to our “general partner,” as the context requires, include any or all of PAA GP Holdings LLC (“PAGP GP”), Plains GP Holdings, L.P. (“PAGP”), PAA GP LLC (“PAA GP”), Plains AAP, L.P. (“AAP”) and Plains All American GP LLC (“GP LLC”).
Ongoing Activities Related to Strategic Transactions
We are continuously engaged in the evaluation of potential transactions that support our current business strategy. While in the past such transactions have included acquisitions and large capital projects, consistent with our current strategic focus on capital discipline, leverage reduction, portfolio optimization and free cash flow generation, we are currently primarily focused on evaluating whether we should (i) sell assets that we regard as non-core or that we believe might be a better fit with the business and/or assets of a third-party buyer or (ii) sell partial interests in assets to strategic joint venture partners, in each case to optimize our asset portfolio and strengthen our balance sheet and leverage metrics. With respect to a potential divestiture, we may also conduct an auction process or may negotiate a transaction with one or a limited number of potential buyers. Such transactions could involve assets that, if sold or put into a joint venture or joint ownership arrangement, could have a material effect on our financial condition and results of operations.
We typically do not announce a transaction until after we have executed a definitive agreement. However, in certain cases in order to protect our business interests or for other reasons, we may defer public announcement of a transaction until closing or a later date. Past experience has demonstrated that discussions and negotiations regarding a potential transaction can advance or terminate in a short period of time. Moreover, the closing of any transaction for which we have entered into a definitive agreement may be subject to customary and other closing conditions, which may not ultimately be satisfied or waived. Accordingly, we can give no assurance that our current or future efforts with respect to any such transactions will be successful, and we can provide no assurance that our financial expectations with respect to such transactions will ultimately be realized.
Principal Executive Offices and Internet Address
Our principal executive offices are located at 333 Clay Street, Suite 1600, Houston, Texas 77002 and our telephone number is (713) 646-4100. We maintain a website at www.plainsallamerican.com that provides information about our business and operations. We make our periodic and current reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information contained on or available through our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

Additional Information
For additional information about us please refer to the documents set forth under “Where You Can Find More Information” in this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (File No. 001-14569), which is incorporated by reference herein.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before you invest in our securities, you should carefully consider the risk factors included in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 (File No. 001-14569), which is incorporated into this prospectus by reference, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the market value of our common units, preferred units or debt securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS
Unless otherwise indicated to the contrary in an applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of securities covered by this prospectus and any prospectus supplement for general partnership purposes, which may include, among other things, repayment of indebtedness, acquisitions, capital expenditures and additions to working capital.
Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in the applicable prospectus supplement.

DESCRIPTION OF OUR DEBT SECURITIES
General
The debt securities will be:
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our direct general obligations;

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either senior debt securities or subordinated debt securities; and

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issued under separate indentures (which may be existing indentures) among Plains All American Pipeline, PAA Finance and U.S. Bank National Association, as successor Trustee.

Plains All American Pipeline may issue debt securities in one or more series, and PAA Finance may be a co-issuer of one or more series of debt securities. PAA Finance was incorporated under the laws of the State of Delaware in May 2004, is wholly-owned by Plains All American Pipeline, and has no material assets or any liabilities other than as a co-issuer of debt securities. Its activities are limited to co-issuing debt securities and engaging in other activities incidental thereto. When used in this section “Description of Our Debt Securities,” the terms “we,” “us,” “our” and “issuers” refer jointly to Plains All American Pipeline and PAA Finance, and the terms “Plains All American Pipeline” and “PAA Finance” refer strictly to Plains All American Pipeline, L.P. and PAA Finance Corp., respectively.
If we offer senior debt securities, we will issue them under a senior indenture. If we issue subordinated debt securities, we will issue them under a subordinated indenture. A form of each indenture is filed as an exhibit to the latest registration statement of which this prospectus is a part. We have not restated either indenture in its entirety in this description. You should read the relevant indenture because it, and not this description, controls your rights as holders of the debt securities. Capitalized terms used in this summary have the meanings specified in the indentures.
Specific Terms of Each Series of Debt Securities in the Prospectus Supplement
A prospectus supplement and a supplemental indenture or authorizing resolutions relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
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whether PAA Finance will be a co-issuer of the debt securities;

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whether the debt securities are senior or subordinated debt securities;

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the title of the debt securities;

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the total principal amount of the debt securities;

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the assets, if any, that are pledged as security for the payment of the debt securities;

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whether we will issue the debt securities in individual certificates to each holder in registered form, or in the form of temporary or permanent global securities held by a depository on behalf of holders;

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the prices at which we will issue the debt securities;

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the portion of the principal amount that will be payable if the maturity of the debt securities is accelerated;

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the currency or currency unit in which the debt securities will be payable, if not U.S. dollars;

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the dates on which the principal of the debt securities will be payable;

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the interest rate that the debt securities will bear and the interest payment dates for the debt securities;

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any conversion or exchange provisions;

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any optional redemption provisions;

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any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

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any changes to or additional events of default or covenants; and

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any other terms of the debt securities.

We may offer and sell debt securities, including original issue discount debt securities, at a substantial discount below their principal amount. The prospectus supplement will describe special U.S. federal income tax and any other considerations applicable to those securities. In addition, the prospectus supplement may describe certain special U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency other than U.S. dollars.
Possible Future Guarantees
We contemplate that none of the subsidiaries of Plains All American Pipeline will guarantee the debt securities of any series. If at any time after the issuance of the debt securities of any series, however, a subsidiary of Plains All American Pipeline guarantees any of our debt, we will cause such subsidiary to guarantee that series in accordance with the applicable indenture by simultaneously executing and delivering a supplemental indenture.
Any guarantors of a series of debt securities would unconditionally guarantee to each holder and the Trustee, on a joint and several basis, the full and prompt payment of principal of, premium, if any, and interest on the debt securities of that series when and as the same became due and payable, whether at maturity, upon redemption or repurchase, by declaration of acceleration or otherwise. If a series of debt securities is guaranteed, the related prospectus supplement will identify all of the guarantor subsidiaries. Also, such prospectus supplement will describe any limitation on the maximum amount of any particular guarantee and the conditions under which guarantees may be released.
Any guarantees would be general obligations of the guarantors. Guarantees of subordinated debt securities would be subordinated to the Senior Indebtedness of the guarantors on the same basis as the subordinated debt securities are subordinated to the Senior Indebtedness of Plains All American Pipeline.
Consolidation, Merger or Asset Sale
Each indenture will, in general, allow us to consolidate or merge with or into another domestic entity. It will also allow each issuer to sell, lease, transfer or otherwise dispose of all or substantially all of its assets to another domestic entity. If this happens, the remaining or acquiring entity must assume all of the issuer’s responsibilities and liabilities under the indenture including the payment of all amounts due on the debt securities and performance of the issuer’s covenants in the indenture.
However, each indenture will impose certain requirements with respect to any consolidation or merger with or into an entity, or any sale, lease, transfer or other disposition of all or substantially all of an issuer’s assets, including:
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the remaining or acquiring entity must be organized under the laws of the United States, any state or the District of Columbia; provided that PAA Finance may not merge, amalgamate or consolidate with or into another entity other than a corporation satisfying such requirement for so long as Plains All American Pipeline is not a corporation;

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the remaining or acquiring entity must assume the issuer’s obligations under the indenture; and

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immediately after giving effect to the transaction, no Default or Event of Default (as defined under “ — Events of Default and Remedies” below) may exist.

The remaining or acquiring entity will be substituted for the issuer in the indenture with the same effect as if it had been an original party to the indenture, and the issuer will be relieved from any further obligations under the indenture.
No Protection in the Event of a Change of Control
Unless otherwise set forth in the prospectus supplement, the debt securities will not contain any provisions that protect the holders of the debt securities in the event of a change of control of us or in the event of a highly leveraged transaction, whether or not such transaction results in a change of control of us.

Modification of Indentures
We may supplement or amend an indenture if the holders of a majority in aggregate principal amount of the outstanding debt securities of all series issued under the indenture affected by the supplement or amendment consent to it. Further, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive past defaults under the indenture and compliance by us with our covenants with respect to the debt securities of that series only. Those holders may not, however, waive any default in any payment on any debt security of that series or compliance with a provision that cannot be supplemented or amended without the consent of each holder affected. Without the consent of each outstanding debt security affected, no modification of the indenture or waiver may:
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reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the principal of or change the fixed maturity of any debt security;

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reduce or waive the premium payable upon redemption or alter or waive the provisions with respect to the redemption of the debt securities (except as may be permitted in the case of a particular series of debt securities);

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reduce the rate of or change the time for payment of interest on any debt security;

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waive a Default or an Event of Default in the payment of principal of or premium, if any, or interest on the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the debt securities and a waiver of the payment default that resulted from such acceleration);

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except as otherwise permitted under the indenture, release any security that may have been granted with respect to the debt securities;

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make any debt security payable in currency other than that stated in the debt securities;

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in the case of any subordinated debt security, make any change in the subordination provisions that adversely affects the rights of any holder under those provisions;

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make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of debt securities to receive payments of principal of or premium, if any, or interest on the debt securities;

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waive a redemption payment with respect to any debt security (except as may be permitted in the case of a particular series of debt securities);

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except as otherwise permitted in the indenture, release any guarantor from its obligations under its guarantee or the indenture or change any guarantee in any manner that would adversely affect the rights of holders; or

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make any change in the preceding amendment, supplement and waiver provisions (except to increase any percentage set forth therein).

We may supplement or amend an indenture without the consent of any holders of the debt securities in certain circumstances, including:
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to establish the form of terms of any series of debt securities;

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to cure any ambiguity, defect or inconsistency;

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to provide for uncertificated notes in addition to or in place of certificated notes;

•
to provide for the assumption of an issuer’s obligations to holders of debt securities in the case of a merger or consolidation or disposition of all or substantially all of such issuer’s assets;

•
in the case of any subordinated debt security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any holder of Senior Indebtedness of Plains All American Pipeline;

•
to add or release any guarantors pursuant to the terms of the indenture;

•
to make any changes that would provide any additional rights or benefits to the holders of debt securities or that do not, taken as a whole, adversely affect the rights under the indenture of any holder of debt securities;

•
to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

•
to evidence or provide for the acceptance of appointment under the indenture of a successor Trustee;

•
to add any additional Events of Default; or

•
to secure the debt securities and/or any guarantees.

Events of Default and Remedies
“Event of Default,” when used in an indenture, will mean any of the following with respect to the debt securities of any series:
•
failure to pay when due the principal of or any premium on any debt security of that series;

•
failure to pay, within 60 days of the due date, interest on any debt security of that series;

•
failure to pay when due any sinking fund payment with respect to any debt securities of that series;

•
failure on the part of the issuers to comply with the covenant described under “ — Consolidation, Merger or Asset Sale;”

•
failure to perform any other covenant in the indenture that continues for 30 days after written notice is given to the issuers;

•
certain events of bankruptcy, insolvency or reorganization of an issuer; or

•
any other Event of Default provided under the terms of the debt securities of that series.

An Event of Default for a particular series of debt securities will not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. The Trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium, if any, or interest) if it considers such withholding of notice to be in the best interests of the holders.
If an Event of Default for any series of debt securities occurs and continues, the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of, and accrued interest on, all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority in the aggregate principal amount of the debt securities of that series can rescind the declaration.
Other than its duties in case of a default, a Trustee is not obligated to exercise any of its rights or powers under either indenture at the request, order or direction of any holders, unless the holders offer the Trustee reasonable security or indemnity. If they provide this reasonable security or indemnification, the holders of a majority in aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any power conferred upon the Trustee, for that series of debt securities.
No Limit on Amount of Debt Securities
Neither indenture will limit the amount of debt securities that we may issue, unless we indicate otherwise in a prospectus supplement. Each indenture will allow us to issue debt securities of any series up to the aggregate principal amount that we authorize.
Registration of Notes
We will issue debt securities of a series only in registered form, without coupons, unless otherwise indicated in the prospectus supplement.

Minimum Denominations
Unless the prospectus supplement states otherwise, the debt securities will be issued only in principal amounts of $1,000 each or integral multiples of $1,000.
No Personal Liability
None of the past, present or future partners, incorporators, managers, members, directors, officers, employees, unitholders or stockholders of either issuer, the general partner of Plains All American Pipeline or any guarantor will have any liability for the obligations of the issuers or any guarantors under either indenture or the debt securities or for any claim based on such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities. The waiver may not be effective under federal securities laws, however, and it is the view of the SEC that such a waiver is against public policy.
Payment and Transfer
The Trustee will initially act as paying agent and registrar under each indenture. The issuers may change the paying agent or registrar without prior notice to the holders of debt securities, and the issuers or any of their subsidiaries may act as paying agent or registrar.
If a holder of debt securities has given wire transfer instructions to the issuers, the issuers will make all payments on the debt securities in accordance with those instructions. All other payments on the debt securities will be made at the corporate trust office of the Trustee, unless the issuers elect to make interest payments by check mailed to the holders at their addresses set forth in the debt security register.
The Trustee and any paying agent will repay to us upon request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment as general creditors.
Exchange, Registration and Transfer
Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the indenture. Holders may present debt securities for exchange or registration of transfer at the office of the registrar. The registrar will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.
We will not be required to:
•
issue, register the transfer of, or exchange debt securities of a series either during a period beginning 15 business days prior to the selection of debt securities of that series for redemption and ending on the close of business on the day of mailing of the relevant notice of redemption or repurchase, or between a record date and the next succeeding interest payment date; or

•
register the transfer of or exchange any debt security called for redemption or repurchase, except the unredeemed portion of any debt security we are redeeming or repurchasing in part.

Provisions Relating only to the Senior Debt Securities
The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral for that debt. We will disclose the amount of our secured debt in the prospectus supplement.
Provisions Relating only to the Subordinated Debt Securities
Subordinated Debt Securities Subordinated to Senior Indebtedness
The subordinated debt securities will rank junior in right of payment to all of the Senior Indebtedness of Plains All American Pipeline. “Senior Indebtedness” will be defined in a supplemental indenture or authorizing resolutions respecting any issuance of a series of subordinated debt securities, and the definition will be set forth in the prospectus supplement.
Payment Blockages
The subordinated indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:
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we or our property is involved in any voluntary or involuntary liquidation or bankruptcy;

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we fail to pay the principal, interest, any premium or any other amounts on any Senior Indebtedness of Plains All American Pipeline within any applicable grace period or the maturity of such Senior Indebtedness is accelerated following any other default, subject to certain limited exceptions set forth in the subordinated indenture; or

•
any other default on any Senior Indebtedness of Plains All American Pipeline occurs that permits immediate acceleration of its maturity, in which case a payment blockage on the subordinated debt securities will be imposed for a maximum of 179 days at any one time.

No Limitation on Amount of Senior Debt
The subordinated indenture will not limit the amount of Senior Indebtedness that Plains All American Pipeline may incur, unless otherwise indicated in the prospectus supplement.
Book Entry, Delivery and Form
The debt securities of a particular series may be issued in whole or in part in the form of one or more global certificates that will be deposited with the Trustee as custodian for The Depository Trust Company, New York, New York (“DTC”). This means that we will not issue certificates to each holder. Instead, one or more global debt securities will be issued to DTC, who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the debt securities. The participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificated debt security, a global debt security may not be transferred, except that DTC, its nominees and their successors may transfer a global debt security as a whole to one another.
Beneficial interests in global debt securities will be shown on, and transfers of global debt securities will be made only through, records maintained by DTC and its participants.
DTC has provided us the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also records the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for Direct Participants’ accounts. This eliminates the need to exchange certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.
DTC’s book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a Direct Participant. The rules that apply to DTC and its participants are on file with the SEC.
DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., The American Stock Exchange, Inc. and the Financial Industry Regulatory Authority (“FINRA”).
We will wire all payments on the global debt securities to DTC’s nominee. We and the Trustee will treat DTC’s nominee as the owner of the global debt securities for all purposes. Accordingly, we, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global debt securities to owners of beneficial interests in the global debt securities.

It is DTC’s current practice, upon receipt of any payment on the global debt securities, to credit Direct Participants’ accounts on the payment date according to their respective holdings of beneficial interests in the global debt securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to Direct Participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global debt securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC, the Trustee or us.
Debt securities represented by a global debt security will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:
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DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and in either event a successor depositary is not appointed by us within 90 days; or

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we determine not to require all of the debt securities of a series to be represented by a global debt security.

Satisfaction and Discharge; Defeasance
Each indenture will be discharged and will cease to be of further effect as to all outstanding debt securities of any series issued thereunder, when:
(a)   either:
(1)   all outstanding debt securities of that series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or
(2)   all outstanding debt securities of that series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust cash in U.S. dollars, non-callable U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness of such debt securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit (in the case of debt securities that have been due and payable) or the stated maturity or redemption date;
(b)   we have paid or caused to be paid all other sums payable by us under the indenture; and
(c)   we have delivered an officers’ certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
The debt securities of a particular series will be subject to legal or covenant defeasance to the extent, and upon the terms and conditions, set forth in the prospectus supplement.
The Trustee
U.S. Bank National Association is the Trustee under the senior indenture and will be the initial Trustee under the subordinated indenture. We maintain a banking relationship in the ordinary course of business with U.S. Bank National Association and some of its affiliates.
Resignation or Removal of Trustee
If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable indenture.

Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with the terms and conditions of such indenture.
The Trustee may resign or be removed by us with respect to one or more series of debt securities and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the Trustee with respect to the debt securities of such series.
Limitations on Trustee if it is a Creditor
Each indenture will limit the right of the Trustee thereunder, in the event that it becomes a creditor of an issuer or any guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.
Certificates and Opinions to be Furnished to Trustee
Each indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of the indenture, every application by us for action by the Trustee must be accompanied by a certificate of certain of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.
Governing Law
Each indenture and all of the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF OUR PREFERRED UNITS
Series A Preferred Units
On January 28, 2016, we completed a private placement of 61,030,127 Series A Convertible Preferred Units representing limited partner interests in us (the “Series A preferred units”) for a cash purchase price of $26.25 per unit (the “Issue Price”). The Series A preferred units currently rank pari passu with our Series B preferred units (as defined below) and senior to our common units with respect to distribution rights and rights upon liquidation. The holders of the Series A preferred units receive cumulative quarterly distributions, subject to customary anti-dilution adjustments, equal to an annual rate of 8% of the Issue Price ($2.10 per unit annualized). With respect to each quarter ended on or prior to December 31, 2017 (the “Initial Distribution Period”), we had the option, which we elected, to pay distributions on the Series A preferred units in additional Series A preferred units. With respect to each quarter ending after the Initial Distribution Period, we have paid distributions on the Series A preferred units in cash. For a period of 30 days following (a) the fifth anniversary of the issue date of the Series A preferred units and (b) each subsequent anniversary of the issue date, the holders of Series A preferred units, acting by majority vote, may make a one-time election to reset the Series A preferred unit distribution rate to equal the then applicable rate of ten-year U.S. Treasury Securities plus 5.85% (the “Preferred Distribution Rate Reset Option”). If the holders of Series A preferred units have exercised the Preferred Distribution Rate Reset Option, then, at any time following 30 days after the sixth anniversary of the issue date of the Series A preferred units, we may redeem all or any portion of the outstanding Series A preferred units in exchange for cash, common units (valued at 95% of the volume-weighted average price of our common units for the 30 trading day period ending on the fifth trading day immediately prior to the date of such redemption) or a combination of cash and common units at a redemption price equal to 110% of the Issue Price, plus any accrued and unpaid distributions.
The holders of Series A preferred units may convert such units into common units, generally on a one-for-one basis and subject to customary anti-dilution adjustments, at any time (but not more often than once per quarter), in whole or in part, so long as any partial conversion is not for less than $100 million (calculated based on the closing price of our common units on the trading day immediately prior to the notice of conversion) or such lesser amount, if such conversion relates to all of a holder’s remaining Series A preferred units. We may convert the Series A preferred units into common units at any time (but not more often than once per quarter), in whole or in part, if the closing price of our common units is greater than 150% of the Issue Price for the preceding 20 trading days, so long as any partial conversion is not for less than $500 million (calculated based on the closing trading price of common units on the trading day immediately prior to the notice of conversion) or such lesser amount, if such conversion relates to all of the then outstanding Series A preferred units. The Series A preferred units vote on an as-converted basis with our common units (see “Description of Our Common Units — Voting”) and have certain other class voting rights with respect to any amendment to our partnership agreement that would adversely affect any rights, preferences or privileges of the Series A preferred units. In addition, upon certain events involving a change of control, the holders of the Series A preferred units may elect, among other potential elections, to convert their Series A preferred units into common units at the then applicable conversion rate.
Series B Preferred Units
On October 10, 2017, we issued 800,000 Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in us (the “Series B preferred units”) at a price to the public of $1,000 per unit. The Series B preferred units currently rank pari passu with our Series A preferred units and senior to our common units with respect to distribution rights and rights upon liquidation.
The Series B preferred units represent perpetual equity interests in us, and they have no stated maturity or mandatory redemption date and are not redeemable at the option of the holders under any circumstances. Holders of the Series B preferred units generally have no voting rights, except for limited voting rights with respect to (i) potential amendments to our partnership agreement that would have a material adverse effect on the existing preferences, rights, powers or duties of the Series B preferred units, (ii) the creation or issuance of any parity securities if the cumulative distributions payable on then outstanding Series B preferred units are in arrears, (iii) the creation or issuance of any senior securities and (iv) the payment of distributions to our common unitholders out of capital surplus.

Holders of our Series B preferred units are entitled to receive, when, as and if declared by our general partner out of legally available funds for such purpose, cumulative semiannual or quarterly cash distributions, as applicable. Distributions on the Series B preferred units accrue and are cumulative from October 10, 2017, the date of original issue, and are payable semiannually in arrears on the 15th day of May and November through and including November 15, 2022, and after November 15, 2022, quarterly in arrears on the 15th day of February, May, August and November of each year. The initial distribution rate for the Series B preferred units from and including October 10, 2017 to, but not including, November 15, 2022 is 6.125% per year of the liquidation preference per unit (equal to $61.25 per unit per year). On and after November 15, 2022, distributions on the Series B preferred units will accumulate for each distribution period at a percentage of the liquidation preference equal to the Series B Three-Month LIBOR (as defined in and calculated pursuant to our partnership agreement) plus a spread of 4.11%.
The Series B preferred units have a liquidation preference of $1,000 per unit. Upon the occurrence of certain rating agency events, we may redeem the Series B preferred units, in whole but not in part, at a price of $1,020 (102% of the liquidation preference) per Series B preferred unit plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the date of redemption, whether or not declared. In addition, at any time on or after November 15, 2022, we may redeem the Series B preferred units, at our option, in whole or in part, at a redemption price of $1,000 per Series B preferred unit plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the date of redemption, whether or not declared.
Future Issuances of Preferred Units
Our partnership agreement authorizes us to issue an unlimited number of additional limited partner interests and other equity securities on the terms and conditions established by our general partner, subject to the approval of (i) the holders of our Series A preferred units with respect to securities that rank senior to, and in excess of a permitted amount of parity preferred securities pari passu with, the Series A preferred units with respect to distributions and (ii) the holders of our Series B preferred units for the issuance of parity securities or senior securities as described above under “— Series B Preferred Units.” As of the date of this prospectus, we had 71,090,468 Series A preferred units outstanding and 800,000 Series B preferred units outstanding.
Should we offer preferred units under this prospectus, a prospectus supplement relating to the particular series of preferred units offered will include the specific terms of those preferred units, including, among other things, the following:
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the designation, stated value, and liquidation preference of the preferred units and the number of preferred units offered;

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the initial public offering price at which the preferred units will be issued;

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any conversion or exchange provisions of the preferred units;

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any redemption or sinking fund provisions of the preferred units;

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the distribution rights of the preferred units, if any;

•
a discussion of any additional material federal income tax considerations regarding the preferred units; and

•
any additional rights, preferences, privileges, limitations, and restrictions of the preferred units.

DESCRIPTION OF OUR COMMON UNITS
Generally, our common units represent limited partner interests that entitle the holders to participate in our cash distributions and to exercise the rights and privileges available to limited partners under our partnership agreement. For a description of the relative rights and preferences of holders of common units in and to cash distributions, see “Cash Distribution Policy.”
Our outstanding common units are listed on NASDAQ under the symbol “PAA.” Any additional common units we issue will also be listed on NASDAQ.
The transfer agent and registrar for our common units is American Stock Transfer & Trust Company.
Voting
Each holder of common units is entitled to one vote for each common unit on all matters submitted to a vote of the common unitholders. However, our unitholders are limited partners and do not directly or indirectly participate in our management or operation. Unlike holders of common stock in a corporation, our unitholders have only limited voting rights on matters affecting our business or governance, including the limited director voting rights described below. In addition, our partnership agreement limits fiduciary duties our general partner may owe to unitholders. Our general partner is liable for all of our debts (to the extent not paid from our assets), except for indebtedness or other obligations that are made specifically non-recourse to it. Our general partner has the sole discretion to incur indebtedness or other obligations on our behalf on a non-recourse basis to the general partner. Our general partner has in the past exercised such discretion, in most instances involving payment liability, and intends to exercise such discretion in the future.
Our general partner manages our day-to-day operations and activities; however, PAGP effectively controls our business and affairs through the exercise of its rights as the sole and managing member of GP LLC. The business and affairs of GP LLC are managed by or under the direction of the board of directors of PAGP GP, which we refer to as the “board.”
Subject to limited exceptions, PAGP GP’s Third Amended and Restated Limited Liability Company Agreement, as amended, provides that the board will consist of up to 13 members, including the CEO. In addition, if we fail to make three distributions on the Series A preferred units (whether or not consecutive), the holders of Series A preferred units will have the right to appoint a new member of the board to serve until such time as all accrued and unpaid distributions on the Series A preferred units have been paid in full.
The board is divided into three staggered classes. At each annual meeting, only the eligible directors of a class whose term is expiring will be up for election and, upon election, the elected directors in that class will serve for a term of three years, subject to a director’s earlier resignation, death or removal. If a director is elected to the board to fill a vacancy, that director will have the same remaining term as his or her predecessor.
PAGP holds annual shareholder meetings for the purpose of electing eligible directors. PAA, which holds all of PAGP’s issued and outstanding Class C shares, will hold annual meetings of its limited partners entitled to vote immediately in advance of PAGP’s annual meetings. The purpose of our annual meetings is to allow our limited partners, other than AAP and holders of our Series B preferred units, to cast a “pass-through” vote instructing us how to vote the Class C shares that we own in the election of eligible directors at PAGP’s annual meeting. We will vote (or refrain from voting) our Class C shares for the election of eligible directors at the direction and on behalf of our eligible common and Series A preferred unitholders in the same proportion as the votes received from or withheld by our limited partners. At our annual meetings, common units held by AAP will not be voted on the election of directors and other routine matters and will not be counted for purposes of determining whether a quorum exists.
Status as Limited Partner or Assignee
Except as described under “Description of Our Partnership Agreement — Limited Liability,” the common units will be fully paid, and common unitholders will not be required to make additional capital contributions to us.

Each purchaser of common units must execute a transfer application whereby the purchaser requests admission as a substituted limited partner and makes representations and agrees to provisions stated in the transfer application. If this action is not taken, a purchaser will not be registered as a record holder of common units on the books of our transfer agent or issued a common unit certificate. Purchasers may hold common units in nominee accounts.
An assignee, pending its admission as a substituted limited partner, is entitled to an interest in us equivalent to that of a limited partner with respect to the right to share in allocations and distributions, including liquidating distributions. Our general partner will vote and exercise other powers attributable to common units owned by an assignee who has not become a substituted limited partner at the written direction of the assignee. A nominee or broker who has executed a transfer application with respect to common units held in street name or nominee accounts will receive distributions and reports pertaining to its common units.
Redemption Right
Each holder of AAP’s Class A units (other than PAGP and GP LLC) has the right (a “Redemption Right”) to cause AAP to redeem any or all of such holder’s AAP Class A units in exchange for the distribution of an equivalent number of our common units held by AAP. In connection with any such redemption, the redeeming holder will transfer the AAP Class A units to AAP and a corresponding number of PAGP Class B shares and general partner units (if any), in each case, to PAGP. The AAP Class A units transferred to AAP will be canceled, the PAGP Class B shares transferred to PAGP will be canceled and the general partner units transferred to PAGP will remain outstanding and increase PAGP’s ownership percentage in PAGP GP.
As long as PAGP’s Class A shares are publicly traded, a holder of Class B units of AAP (the “AAP management units”) will be entitled to convert his or her vested AAP management units into AAP Class A units and a like number of PAGP Class B shares based on a conversion ratio of approximately 0.941 AAP Class A units and PAGP Class B shares for each AAP management unit. Following any such conversion, the holder will have the Redemption Right as a holder of AAP’s Class A units. Holders of vested AAP management units who convert such units into AAP Class A units and PAGP Class B shares will not receive general partner units and thus will not need to include any general partner units in a transfer or the exercise of their Redemption Right.
The above mechanisms are subject to customary conversion rate adjustments for equity splits, equity dividends and reclassifications.
Reports and Records
As soon as practicable, but in no event later than 120 days after the close of each fiscal year, our general partner will furnish or make available to each unitholder of record (as of a record date selected by our general partner) an annual report containing our audited financial statements for the past fiscal year. These financial statements will be prepared in accordance with generally accepted accounting principles. In addition, no later than 45 days after the close of each quarter (except the fourth quarter), our general partner will furnish or make available to each unitholder of record (as of a record date selected by our general partner) a report containing our unaudited financial statements and any other information required by law.
Our general partner will use all reasonable efforts to furnish each unitholder of record information reasonably required for tax reporting purposes within 90 days after the close of each fiscal year. Our general partner’s ability to furnish this summary tax information will depend on the cooperation of unitholders in supplying information to our general partner. Each unitholder will receive information to assist him in determining his U.S. federal and state tax liability and filing his U.S. federal and state income tax returns.
A limited partner can, for a purpose reasonably related to the limited partner’s interest as a limited partner, upon reasonable demand and at his own expense, have furnished to him:
•
a current list of the name and last known address of each partner;

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a copy of our tax returns;

•
information as to the amount of cash and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each became a partner;

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copies of our partnership agreement, our certificate of limited partnership, amendments to either of them and powers of attorney which have been executed under our partnership agreement;

•
information regarding the status of our business and financial condition; and

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any other information regarding our affairs as is just and reasonable.

Our general partner may, and intends to, keep confidential from the limited partners trade secrets and other information the disclosure of which our general partner believes in good faith is not in our best interest or which we are required by law or by agreements with third parties to keep confidential.

CASH DISTRIBUTION POLICY
Distributions of Available Cash
General.    We will distribute to our unitholders, on a quarterly basis, all of our available cash in the manner described below.
Definition of Available Cash.    Available cash generally means, for any quarter ending prior to liquidation, all cash and cash equivalents on hand at the end of that quarter less reserves established in the reasonable discretion of the general partner for future requirements to:
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provide for the proper conduct of our business and the business of our operating partnerships (including reserves for future capital expenditures and for our anticipated future credit needs);

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comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation; or

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provide funds for distributions to our Series A and Series B preferred unitholders or distributions to our common unitholders for any one or more of the next four quarters.

Our available cash also includes cash on hand resulting from borrowings made after the end of the quarter.
Operating Surplus and Capital Surplus
General.    Cash distributions to our common unitholders will be characterized as either operating surplus or capital surplus. We distribute available cash from operating surplus differently than available cash from capital surplus. See “— Quarterly Distributions of Available Cash.”
Definition of Operating Surplus.    Operating surplus refers generally to:
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our cash balances on the closing date of our initial public offering; plus

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$25 million; plus

•
all of our cash receipts from operations, excluding cash that is capital surplus; less

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all of our operating expenses, debt service payments (but not including payments required with the sale of assets or any refinancing with the proceeds of new indebtedness or an equity offering), maintenance capital expenditures and reserves established for future operations.

Definition of Capital Surplus.    Capital surplus will generally be generated only by:
•
borrowings other than working capital borrowings;

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sales of debt and equity securities; and

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sales or other dispositions of assets for cash, other than inventory, accounts receivable and other assets in the ordinary course of business.

We will treat all available cash distributed as coming from operating surplus until the sum of all available cash distributed after the closing date of our initial public offering equals the operating surplus as of the end of the quarter prior to the distribution. Any available cash in excess of operating surplus, regardless of its source, will be treated as capital surplus.
If we distribute available cash from capital surplus for each common unit in an aggregate amount per common unit equal to the initial public offering price of the common units, there will not be a distinction between operating surplus and capital surplus, and all distributions of available cash will be treated as operating surplus. We do not anticipate that we will make distributions from capital surplus.
Effect of Issuance of Additional Units
We can issue additional common units or other equity securities for consideration and under terms and conditions approved by our general partner in its sole discretion and without the approval of our unitholders, other than current holders of our Series A preferred units and Series B preferred units in certain circumstances. We may fund acquisitions through the issuance of additional common units or other equity securities.
Holders of any additional common units that we issue will be entitled to share equally with our then-existing common unitholders in distributions of available cash. In addition, the issuance of additional interests may dilute the value of the interests of the then-existing unitholders.
Series A Convertible Preferred Units
The terms of our Series A preferred units and notable provisions with respect to distributions on the Series A preferred units are described under “Description of Our Preferred Units — Series A Preferred Units.”
Series B Convertible Preferred Units
The terms of our Series B preferred units and notable provisions with respect to distributions on the Series B preferred units are described under “Description of Our Preferred Units — Series B Preferred Units.”
Quarterly Distributions of Available Cash
After making distributions to holders of our outstanding preferred units, we will distribute the remainder of our available cash for each quarter prior to our liquidation to our common unitholders. We expect to make distributions of all available cash within 45 days after the end of each quarter to holders of record on the applicable record date.
Distributions from Operating Surplus
We will make distributions of available cash from operating surplus to all common unitholders, pro rata until we distribute an aggregate amount of available cash equal to the aggregate operating surplus generated by the Partnership from the time of our initial public offering through the end of the quarter in respect of such distribution.
Distributions from Capital Surplus
We will make distributions of available cash from capital surplus to all common unitholders pro rata. We may not make distributions of capital surplus without the approval of (i) holders of at least 75% of the outstanding Series A preferred units and (ii) holders of at least 66 2∕3% of the outstanding Series B preferred units.
Distribution of Cash upon Liquidation
If we dissolve and liquidate, we will sell or otherwise dispose of our assets and adjust the partners’ capital account balances to reflect any resulting gain or loss. We will apply the proceeds of liquidation (i) first to the payment of our creditors in the order of priority provided in our partnership agreement and by law, (ii) second to the holders of outstanding preferred units in accordance with their adjusted capital account balances and (iii) thereafter, to the common unitholders in accordance with their adjusted capital account balances.

DESCRIPTION OF OUR PARTNERSHIP AGREEMENT
The following is a summary of the material provisions of our partnership agreement. The following provisions of our partnership agreement are summarized elsewhere in this prospectus:
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distributions of our available cash are described under “Cash Distribution Policy;”

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allocations of taxable income and other tax matters are described under “Material U.S. Federal Income Tax Consequences;”

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rights of holders of our preferred units are described under “Description of our Preferred Units;” and

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rights of holders of our common units are described under “Description of Our Common Units.”

Purpose
Our purpose under our partnership agreement is to serve as a partner of our operating partnerships and to engage in any business activities that may be engaged in by our operating partnerships or that are approved by our general partner. The partnership agreements of our operating partnerships provide that they may engage in any activity that was engaged in by our predecessors at the time of our initial public offering or reasonably related thereto and any other activity approved by our general partner.
Power of Attorney
Each limited partner, and each person who acquires a unit from a unitholder and executes and delivers a transfer application, grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants the authority for the amendment of, and to make consents and waivers under, our partnership agreement.
Reimbursements of Our General Partner
Our general partner does not receive any compensation for its services as our general partner. It is, however, entitled to be reimbursed for all of its costs incurred in managing and operating our business. Our partnership agreement provides that our general partner will determine the expenses that are allocable to us in any reasonable manner determined by our general partner in its sole discretion.
Issuance of Additional Securities
Our partnership agreement authorizes us to issue an unlimited number of additional limited partner interests and other equity securities that are equal in rank with or junior to our common units on terms and conditions established by our general partner in its sole discretion without the approval of any limited partners.
It is likely that we will fund acquisitions through the issuance of additional common units or other equity securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our cash distributions. In addition, the issuance of additional partnership interests may dilute the value of the interests of the then-existing holders of common units in our net assets.
In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership interests that, in the sole discretion of our general partner, may have special voting rights to which common units are not entitled.
Our general partner has the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other equity securities whenever, and on the same terms that, we issue those securities to persons other than our general partner and its affiliates, to the extent necessary to maintain their percentage interests in us that existed immediately prior to the issuance. The holders of common units will not have preemptive rights to acquire additional common units or other partnership interests in us.

Amendments to Our Partnership Agreement
Amendments to our partnership agreement may be proposed only by our general partner. Any amendment that materially and adversely affects the rights or preferences of any type or class of limited partner interests in relation to other types or classes of limited partner interests or our general partner interest will require the approval of at least a majority of the type or class of limited partner interests or general partner interests so affected. However, in some circumstances, more particularly described in our partnership agreement, our general partner may make amendments to our partnership agreement without the approval of our limited partners or assignees.
Withdrawal or Removal of Our General Partner
Our general partner may withdraw as general partner without obtaining approval of any unitholder by giving 90 days’ written notice, and that withdrawal will not constitute a violation of our partnership agreement. In addition, our general partner may withdraw without unitholder approval upon 90 days’ notice to our limited partners if at least 50% of our outstanding units are held or controlled by one person and its affiliates other than our general partner and its affiliates.
Upon the voluntary withdrawal of our general partner, the holders of a majority of our outstanding common units and Series A preferred units, excluding any common units and Series A preferred units held by the withdrawing general partner and its affiliates, may elect a successor to the withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within 90 days after that withdrawal, the holders of a majority of our outstanding common units and Series A preferred units, excluding the common units and Series A preferred units held by the withdrawing general partner and its affiliates, agree to continue our business and to appoint a successor general partner.
Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than two-thirds of our outstanding units, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of this kind is also subject to the approval of a successor general partner by the vote of the holders of a majority of our outstanding common units and Series A preferred units, including those held by our general partner and its affiliates.
While our partnership agreement limits the ability of our general partner to withdraw, it allows the general partner interest to be transferred to an affiliate or to a third party in conjunction with a merger or sale of all or substantially all of the assets of our general partner.
In addition, our partnership agreement expressly permits the sale, in whole or in part, of the ownership of our general partner. Our general partner may also transfer, in whole or in part, the common units it owns.
Liquidation and Distribution of Proceeds
Upon our dissolution, unless we are reconstituted and continued as a new limited partnership, the person authorized to wind up our affairs (the liquidator) will, acting with all the powers of our general partner that the liquidator deems necessary or desirable in its good faith judgment, liquidate our assets. The proceeds of the liquidation will be applied as follows:
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first, towards the payment of all of our creditors and the creation of a reserve for contingent liabilities;

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next, to all holders of preferred units an aggregate amount equal to the positive balance in their capital accounts distributed in a manner that provides the holders of preferred units with the same percentage of their respective liquidation preferences; and

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finally, to all partners in accordance with the positive balance in their respective capital accounts.

Under some circumstances and subject to some limitations, the liquidator may defer liquidation or distribution of our assets for a reasonable period of time. If the liquidator determines that a sale would be impractical or would cause a loss to our partners, our general partner may distribute assets in kind to our partners.

Change of Management Provisions
Our partnership agreement contains the following specific provisions that are intended to discourage a person or group from attempting to remove our general partner or otherwise change management:
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generally, if a person acquires 20% or more of any class of units then outstanding other than from our general partner or its affiliates, the units owned by such person cannot be voted on any matter; and

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provisions limiting the ability of unitholders to call meetings or to acquire information about our operations, as well as other provisions limiting the unitholders’ ability to influence the manner or direction of management.

Limited Call Right
If at any time our general partner and its affiliates (other than, with respect to the Series A preferred units, such affiliates that originally purchased Series A preferred units) own 80% or more of the issued and outstanding limited partner interests of any class, our general partner will have the right to purchase all, but not less than all, of the outstanding limited partner interests of that class that are held by non-affiliated persons. The record date for determining ownership of the limited partner interests would be selected by our general partner on at least 10 but not more than 60 days’ notice. The purchase price in the event of a purchase under these provisions would be the greater of (1) the current market price (as defined in our agreement) of the limited partner interests of the class as of the date three days prior to the date that notice is mailed to the limited partners as provided in our partnership agreement and (2) the highest cash price paid by our general partner or any of its affiliates for any limited partner interest of the class purchased within the 90 days preceding the date our general partner mails notice of its election to purchase the units.
Indemnification
Under our partnership agreement, in most circumstances, we will indemnify our general partner, its affiliates and their officers and directors to the fullest extent permitted by law, from and against all losses, claims or damages any of them may suffer by reason of their status as general partner, officer or director, as long as the person seeking indemnity acted in good faith and in a manner reasonably believed to be in or (in the case of an indemnitee other than the general partner) not opposed to our best interest. Any indemnification under these provisions will only be out of our assets. Our general partner shall not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate any indemnification.
We are authorized to purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.
Registration Rights
Under our partnership agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any common units, or other partnership securities proposed to be sold by our general partner or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions.
Limited Liability
Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”) and that he otherwise acts in conformity with the provisions of our partnership agreement, his liability under the Delaware Act will be limited, subject to some possible exceptions, generally to the amount of capital he is obligated to contribute to us in respect of his units plus his share of any undistributed profits and assets.
Under the Delaware Act, a limited partnership may not make a distribution to a partner to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, exceed the fair value of the assets of the limited partnership. For the purposes of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of the property subject to liability of which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act is liable to the limited partnership for the amount of the distribution for three years from the date of the distribution.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
This section summarizes the material U.S. federal income tax consequences that may be relevant to prospective unitholders and is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations thereunder (the “Treasury Regulations”), and current administrative rulings and court decisions, all of which are subject to change. Changes in these authorities may cause the federal income tax consequences to a prospective unitholder to vary substantially from those described below, possibly on a retroactive basis. Unless the context otherwise requires, references in this section to “we,” “us,” or “the Partnership” are references to Plains All American Pipeline, L.P. and its subsidiaries.
Legal conclusions contained in this section, unless otherwise noted, are the opinion of Vinson & Elkins L.L.P. and are based on the accuracy of representations made by us to them for this purpose. However, this section does not address all federal income tax matters that may affect us or our unitholders, such as the application of the alternative minimum tax. This section also does not address local taxes, state taxes, non-U.S. taxes, or other taxes that may be applicable, except to the limited extent that such tax considerations are addressed below under “— State, Local and Other Tax Considerations.” Furthermore, this section focuses on unitholders who are individual citizens or residents of the United States (for federal income tax purposes), who have the U.S. dollar as their functional currency, who use the calendar year as their taxable year, who purchase units in this offering, who do not materially participate in the conduct of our business activities and who hold such units as capital assets (typically, property that is held for investment). This section has limited applicability to corporations (including other entities treated as corporations for federal income tax purposes), partnerships (including other entities treated as partnerships for federal income tax purposes), estates, trusts, non-resident aliens or other unitholders subject to specialized tax treatment, such as tax-exempt entities, non-U.S. persons, individual retirement accounts (“IRAs”), employee benefit plans, real estate investment trusts or mutual funds.
Accordingly, we encourage each prospective unitholder to consult the unitholder’s own tax advisor in analyzing the federal, state, local and non-U.S. tax consequences particular to that unitholder resulting from ownership or disposition of our units and potential changes in applicable tax laws.
No ruling has been or will be requested from the Internal Revenue Service (the “IRS”) with respect to the Partnership’s classification as a partnership for federal income tax purposes or as to the classification of our partnership and limited liability company operating subsidiaries. We will rely on the opinions and advice of Vinson & Elkins L.L.P. with respect to the matters described herein. An opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or a court. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any such contest of the matters described herein may materially and adversely impact the market for our units and the prices at which our units trade. In addition, our costs of any contest with the IRS will be borne indirectly by our unitholders and our general partner because the costs will reduce our cash available for distribution. Furthermore, the tax consequences of an investment in us may be significantly modified by future legislative or administrative changes or court decisions, which may be retroactively applied.
For the reasons described below, Vinson & Elkins L.L.P. has not rendered an opinion with respect to the following federal income tax issues:
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the treatment of a unitholder whose units are the subject of a securities loan (e.g., a loan to a short seller to cover a short sale of units) (please read “— Tax Consequences of Unit Ownership — Treatment of Securities Loans”);

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whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read “— Disposition of Units — Allocations Between Transferors and Transferees”);

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whether our method for taking into account Section 743 adjustments is sustainable in certain cases (please read “— Tax Consequences of Unit Ownership — Section 754 Election” and “— Disposition of Units — Uniformity of Units”);

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whether our use of simplifying conventions for making adjustments to “book” basis and relevant allocations is permitted by existing Treasury Regulations (please read “— Tax Consequences of Unit Ownership — Allocation of Income, Gain, Loss and Deduction” and “— Uniformity of Units”); and

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whether our allocations of income, gain, loss and deduction will be given effect for federal income tax purposes (please read “— Tax Consequences of Unit Ownership — Allocation of Income, Gain, Loss and Deduction”).

Taxation of the Partnership
Partnership Status
We expect to be treated as a partnership for federal income tax purposes and, therefore, subject to the discussion below under “— Administrative Matters — Information Returns and Audit Procedures”, generally will not be liable for entity-level federal income taxes. Instead, as described below, each of our unitholders will take into account its respective share of our items of income, gain, loss and deduction in computing its federal income tax liability as if the unitholder had earned such income directly, even if we make no cash distributions to the unitholder. Distributions we make to a unitholder will not give rise to income or gain taxable to such unitholder, unless the amount of cash distributed exceeds the unitholder’s adjusted tax basis in its units. Please read “— Tax Consequences of Unit Ownership — Treatment of Distributions” and “— Disposition of Units”.
Section 7704 of the Code generally provides that a publicly traded partnership will be treated as a corporation for federal income tax purposes. However, if 90% or more of a partnership’s gross income for every taxable year it is publicly traded consists of “qualifying income,” the partnership may continue to be treated as a partnership for federal income tax purposes (the “Qualifying Income Exception”). Qualifying income includes (i) interest, (ii) dividends, (iii) real property rents within the meaning of Section 856(d) of the Code, as modified by Section 7704(d)(3) of the Code, (iv) gains from the sale or other disposition of real property, (v) income and gains derived from the exploration, development, mining or production, processing, refining, transportation (including pipelines transporting gas, oil, or products thereof) or the marketing of any “mineral or natural resource”, and (vi) gains from the sale or other disposition of capital assets (or property described in Section 1231(b) of the Code) held for the production of income that otherwise constitutes qualifying income. We estimate that less than 5 percent of our current gross income is not qualifying income; however, this estimate could change from time to time.
Vinson & Elkins L.L.P. is of the opinion that we will be treated as a partnership for federal income tax purposes and each of our operating subsidiaries, other than those that have been identified as corporations to Vinson & Elkins L.L.P., will be treated as a partnership or will be disregarded as an entity separate from us. In rendering its opinion, Vinson & Elkins L.L.P. has relied on the factual representations made by us and our general partner, including, without limitation:
(a)   Neither we nor any of our partnership or limited liability company operating subsidiaries has elected or will elect to be treated as a corporation for federal income tax purposes;
(b)   For each taxable year since and including the year of our initial public offering, more than 90% of our gross income has been and will be income of a character that Vinson & Elkins L.L.P. has opined is “qualifying income” within the meaning of Section 7704(d) of the Code; and
(c)   Each hedging transaction that we treat as resulting in qualifying income has been and will be appropriately identified as a hedging transaction pursuant to applicable Treasury Regulations, and has been and will be associated with oil, natural gas, or products thereof that are held or to be held by us in activities that Vinson & Elkins L.L.P. has opined or will opine result in qualifying income.
We believe that these representations are true and will be true in the future.
If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as transferring all of our assets, subject to all of our liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception in return for stock in that corporation and then as distributing that stock to our unitholders in liquidation of their interests in us. This deemed contribution and liquidation should not result in the recognition of taxable income by our unitholders or us so long as the aggregate amount of our liabilities does not exceed the adjusted tax basis of our assets. Thereafter, we would be treated as an association taxable as a corporation for federal income tax purposes.
The present federal income tax treatment of publicly traded partnerships, including us, or an investment in our units may be modified by administrative or legislative action or judicial interpretation at any time. From time to time, members of the U.S. Congress have proposed and considered substantive changes to the existing federal income tax laws that would affect publicly traded partnerships. One such legislative proposal would have eliminated the Qualifying Income Exception upon which we rely for our treatment as a partnership for federal income tax purposes.
In addition, on January 24, 2017, final regulations regarding which activities give rise to qualifying income (the “Final Regulations”) within the meaning of Section 7704 of the Code were published in the Federal Register. The Final Regulations are effective as of January 19, 2017, and apply to taxable years beginning on or after January 19, 2017. We do not believe the Final Regulations affect our ability to qualify as a publicly traded partnership.
It is possible that a change in law could affect us and may be applied retroactively. Any such changes could negatively impact the value of an investment in our units. If for any reason we are taxable as a corporation in any taxable year, our items of income, gain, loss and deduction would be taken into account by us in determining the amount of our liability for federal income tax, rather than being passed through to our unitholders.
At the state level, several states have been evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise, or other forms of taxation. Imposition of a similar tax on us in the jurisdictions in which we operate or in other jurisdictions to which we may expand could substantially reduce our cash available for distribution to our unitholders.
Our taxation as a corporation would materially reduce the cash available for distribution to unitholders and thus would likely substantially reduce the value of our units. Any distribution made to a unitholder at a time when we are treated as a corporation would be (i) a taxable dividend to the extent of our current or accumulated earnings and profits, then (ii) a nontaxable return of capital to the extent of the unitholder’s adjusted tax basis in its units (determined separately for each unit), and thereafter (iii) taxable capital gain.
The remainder of this discussion is based on the opinion of Vinson & Elkins L.L.P. that we will be treated as a partnership for federal income tax purposes.
Tax Consequences of Unit Ownership
Limited Partner Status
Unitholders of the Partnership who are admitted as limited partners of the Partnership will be treated as partners of the Partnership for federal income tax purposes and unitholders whose units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their units will be treated as partners of the Partnership for federal income tax purposes.
As there is no direct or indirect controlling authority addressing assignees of units who are entitled to execute and deliver transfer applications and thereby become entitled to direct the exercise of attendant rights, but who fail to execute and deliver transfer applications, Vinson & Elkins L.L.P.’s opinion does not extend to these persons. Furthermore, a purchaser or other transferee of units who does not execute and deliver a transfer application may not receive some federal income tax information or reports furnished to record holders of units unless the units are held in a nominee or street name account and the nominee or broker has executed and delivered a transfer application for those units.

For a discussion related to the risks of losing partner status as a result of securities loans, please read “— Tax Consequences of Unit Ownership — Treatment of Securities Loans.”
A unitholder who is not treated as a partner in us as described above is urged to consult its own tax advisors with respect to the tax consequences applicable to such unitholder under its particular circumstances.
Flow-Through of Taxable Income
Subject to the discussion below under “— Entity-Level Collections of Unitholder Taxes” and “— Administrative Matters — Information Returns and Audit Procedures,” with respect to payments we may be required to make on behalf of our unitholders, and aside from any taxes paid by a corporate subsidiary, we will not pay any federal income tax. Rather, each unitholder will be required to report on its federal income tax return each year its share of our income, gains, losses and deductions for our taxable year or years ending with or within its taxable year. Consequently, we may allocate income to a unitholder even if that unitholder has not received a cash distribution.
Basis of Units
A unitholder’s tax basis in its units initially will be the amount paid or treated as paid for those units increased by the unitholder’s initial allocable share of our liabilities. That basis generally will be (i) increased by the unitholder’s share of our income and any increases in such unitholder’s share of our liabilities, and (ii) decreased, but not below zero, by the amount of all distributions to the unitholder, the unitholder’s share of our losses, any decreases in its share of our liabilities, and the amount of any excess business interest allocated to the unitholder. The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests.
Treatment of Distributions
Distributions made by us to a unitholder generally will not be taxable to the unitholder, unless such distributions are of cash or marketable securities that are treated as cash and exceed the unitholder’s tax basis in its units, in which case the unitholder generally will recognize gain taxable in the manner described below under “— Disposition of Units.”
Any reduction in a unitholder’s share of our “nonrecourse liabilities” (liabilities for which no partner bears the economic risk of loss) will be treated as a distribution by us of cash to that unitholder. A decrease in a unitholder’s percentage interest in us because of our issuance of additional units may decrease such unitholder’s share of our nonrecourse liabilities. For purposes of the foregoing, a unitholder’s share of our nonrecourse liabilities generally will be based upon such unitholder’s share of the unrealized appreciation (or depreciation) in our assets, to the extent thereof, with any excess nonrecourse liabilities allocated based on the unitholder’s share of our profits. Please read “— Disposition of Units.”
A non-pro rata distribution of money or property (including a deemed distribution as a result of the reallocation of our nonrecourse liabilities described above) may cause a unitholder to recognize ordinary income if the distribution reduces the unitholder’s share of our “unrealized receivables,” including depreciation recapture and substantially appreciated “inventory items,” both as defined in Section 751 of the Code (“Section 751 Assets”). To the extent of such reduction, the unitholder would be deemed to receive its proportionate share of the Section 751 Assets and exchange such assets with us in return for a portion of the non-pro rata distribution. This deemed exchange will generally result in the unitholder’s recognition of ordinary income in an amount equal to the excess of (1) the non-pro rata portion of that distribution over (2) the unitholder’s tax basis (typically zero) in the Section 751 Assets deemed to be relinquished in the exchange.
Limitations on Deductibility of Losses
A unitholder may not be entitled to deduct the full amount of loss we allocate to it because its share of our losses will be limited to the lesser of (i) the unitholder’s adjusted tax basis in its units, and (ii) in the case of a unitholder that is an individual, estate, trust or certain types of closely-held corporations, the amount for which the unitholder is considered to be “at risk” with respect to our activities. A unitholder will be at risk to the extent of its adjusted tax basis in its units, reduced by (1) any portion of that basis attributable to the unitholder’s share of our nonrecourse liabilities, (2) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or similar arrangement, and (3) any amount of money the unitholder borrows to acquire or hold its units, if the lender of those borrowed funds owns an interest in us, is related to another unitholder or can look only to the units for repayment. A unitholder subject to the at risk limitation must recapture losses deducted in previous years to the extent that distributions (including distributions deemed to result from a reduction in a unitholder’s share of nonrecourse liabilities) cause the unitholder’s at risk amount to be less than zero at the end of any taxable year.
Losses disallowed to a unitholder or recaptured as a result of the basis or at risk limitations will carry forward and will be allowable as a deduction in a later year to the extent that the unitholder’s adjusted tax basis or at risk amount, whichever is the limiting factor, is subsequently increased. Upon a taxable disposition of units, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at risk limitation but not losses suspended by the basis limitation. Any loss previously suspended by the at risk limitation in excess of that gain can no longer be used, and will not be available to offset a unitholder’s salary or active business income.
In addition to the basis and at risk limitations, passive activity loss limitations limit the deductibility of losses incurred by individuals, estates, trusts, some closely-held corporations and personal service corporations from “passive activities” (generally, trade or business activities in which the taxpayer does not materially participate). The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will be available to offset only passive income generated by us. For this purpose, any income from a guaranteed payment for the use of capital generally will not be treated as passive income. As a result, holders of certain of our preferred units treated as receiving guaranteed payment for the use of capital generally may not be able to offset that income with losses or deductions allocated to our common units. Passive losses that exceed a unitholder’s share of the passive income we generate may be deducted in full when a unitholder disposes of all of its units in a fully taxable transaction with an unrelated party. The passive activity loss rules are applied after other applicable limitations on deductions, including the at risk and basis limitations.
For taxpayers other than corporations in taxable years beginning after December 31, 2020, and before January 1, 2026, an “excess business loss” limitation further limits the deductibility of losses by such taxpayers. An excess business loss is the excess (if any) of a taxpayer’s aggregate deductions for the taxable year that are attributable to the trades or businesses of such taxpayer (determined without regard to the excess business loss limitation) over the aggregate gross income or gain of such taxpayer for the taxable year that is attributable to such trades or businesses plus a threshold amount. The threshold amount is equal to $250,000, or $500,000 (increased by the applicable inflation adjustment) for taxpayers filing a joint return. Disallowed excess business losses are treated as a net operating loss carryover to the following tax year. Any losses we generate that are allocated to a unitholder and not otherwise limited by the basis, at risk, or passive loss limitations will be included in the determination of such unitholder’s aggregate trade or business deductions. Consequently, any losses we generate that are not otherwise limited will only be available to offset a unitholder’s other trade or business income plus an amount of non-trade or business income equal to the applicable threshold amount. Thus, except to the extent of the threshold amount, our losses that are not otherwise limited may not offset a unitholder’s non-trade or business income (such as salaries, fees, interest, dividends and capital gains). This excess business loss limitation will be applied after the passive activity loss limitation.
Limitations on Interest Deductions
In general, we are entitled to a deduction for interest paid or accrued on indebtedness properly allocable to our trade or business during our taxable year. However, our deduction for this “business interest” is limited to the sum of our business interest income and 30% of our “adjusted taxable income.” For the purposes of this limitation, our adjusted taxable income is computed without regard to any business interest or business interest income, and in the case of taxable years beginning before January 1, 2022, any deduction allowable for depreciation, amortization, or depletion. This limitation is first applied at the partnership level and any deduction for business interest is taken into account in determining our non-separately stated taxable income or loss. Then, in applying this business interest limitation at the partner level, the adjusted taxable income of each of our unitholders is determined without regard to such unitholder’s distributive share of any of our items of income, gain, deduction, or loss and is increased by such unitholder’s distributive share of our excess taxable income, which is generally equal to the excess of 30% of our adjusted taxable income over the amount of our deduction for business interest for a taxable year.
To the extent our deduction for business interest is not limited, we will allocate the full amount of our deduction for business interest among our unitholders in accordance with their percentage interests in us. To the extent our deduction for business interest is limited, the amount of any disallowed deduction for business interest will also be allocated to each unitholder in accordance with their percentage interest in us, but such amount of “excess business interest” will not be currently deductible. Subject to certain limitations and adjustments to a unitholder’s basis in its units, this excess business interest may be carried forward and deducted by a unitholder in a future taxable year. Further, a unitholder’s basis in his or her units will generally be increased by the amount of any excess business interest upon a disposition of such units.
In addition to this limitation on the deductibility of a partnership’s business interest, the deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes:
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interest on indebtedness allocable to property held for investment;

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interest expense allocated against portfolio income; and

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the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent allocable against portfolio income.

The computation of a unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. Net investment income does not include qualified dividend income (if applicable) or gains attributable to the disposition of property held for investment. A unitholder’s share of a publicly-traded partnership’s portfolio income and, according to the IRS, net passive income will be treated as investment income for purposes of the investment interest expense limitation.
Entity-Level Collections of Unitholder Taxes
If we are required or elect under applicable law to pay any federal, state, local or non-U.S. tax on behalf of any current or former unitholder or our general partner, our partnership agreement authorizes us to treat the payment as a distribution of cash to the relevant unitholder or general partner. Where the tax is payable on behalf of all unitholders or we cannot determine the specific unitholder on whose behalf the tax is payable, our partnership agreement authorizes us to treat the payment as a distribution to all current unitholders. Payments by us as described above could give rise to an overpayment of tax on behalf of a unitholder, in which event the unitholder may be entitled to claim a refund of the overpayment amount. Please read “— Administrative Matters — Information Returns and Audit Procedures.” Each unitholder is urged to consult its tax advisor to determine the consequences to them of any tax payment we make on its behalf.
Allocation of Income, Gain, Loss and Deduction
Except as described below, our items of income, gain, loss and deduction will be allocated among our unitholders in accordance with their percentage interests in us. Specified items of our income, gain, loss and deduction will be allocated under Section 704(c) of the Code (or the principles of Section 704(c) of the Code) to account for any difference between the adjusted tax basis and fair market value of our assets at the time such assets are contributed to us and at the time of any subsequent offering of our units (a “Book-Tax Disparity”). As a result, the federal income tax burden associated with any Book-Tax Disparity immediately prior to an offering will be borne by our partners holding interests in us prior to such offering. In addition, items of recapture income will be specially allocated to the extent possible (subject to the limitations described above) to the unitholder who was allocated the deduction giving rise to that recapture income in order to minimize the recognition of ordinary income by other unitholders.
It may not be administratively feasible to make the relevant adjustments to “book” basis and the relevant Section 704(c) allocations separately each time we issue units, particularly in the case of small or frequent unit issuances. If that is the case, we may use simplifying conventions to make those adjustments and allocations, which may include the aggregation of certain issuances of units. Our counsel, Vinson & Elkins, L.L.P., is unable to opine as to the validity of such conventions.
An allocation of items of our income, gain, loss or deduction, other than an allocation required by the Code to eliminate a Book-Tax Disparity, will be given effect for federal income tax purposes in determining a unitholder’s share of an item of income, gain, loss or deduction only if the allocation has “substantial economic effect.” In any other case, a unitholder’s share of an item will be determined on the basis of the unitholder’s interest in us, which will be determined by taking into account all the facts and circumstances, including (i) the unitholder’s relative contributions to us, (ii) the interests of all the partners in profits and losses, (iii) the interest of all the partners in cash flow and (iv) the rights of all the partners to distributions of capital upon liquidation. Our allocations and liquidation provisions are designed in a way to give effect to our allocations, except to the extent required to achieve parity among the preferred units. Consequently, Vinson & Elkins LLP is unable to opine on whether our allocations of income, gain, loss and deduction will be given effect for U.S. federal income tax purposes.
Treatment of Securities Loans
A unitholder whose units are the subject of a securities loan (for example, a loan to a “short seller” to cover a short sale of units) may be treated as having disposed of those units. If so, such unitholder would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss as a result of such deemed disposition. As a result, during this period (i) any of our income, gain, loss or deduction allocated to those units would not be reportable by the lending unitholder, and (ii) any cash distributions received by the lending unitholder as to those units may be treated as ordinary taxable income.
Due to a lack of controlling authority, Vinson & Elkins L.L.P. has not rendered an opinion regarding the tax treatment of a unitholder that enters into a securities loan with respect to its units. A unitholder desiring to assure its status as a partner and avoid the risk of income recognition from a loan of its units is urged to modify any applicable brokerage account agreements to prohibit its brokers from borrowing and lending its units. The IRS has announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please read “— Disposition of Units — Recognition of Gain or Loss.”
Tax Rates
Under current law, the highest marginal federal income tax rates for individuals applicable to ordinary income and long-term capital gains (generally, gains from the sale or exchange of certain investment assets held for more than one year) are 37% and 20%, respectively. These rates are subject to change by new legislation at any time.
In addition, a 3.8% net investment income tax applies to certain net investment income earned by individuals, estates, and trusts. For these purposes, net investment income generally includes a unitholder’s allocable share of our income and gain realized by a unitholder from a sale of units. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder’s net investment income from all investments, or (ii) the amount by which the unitholder’s modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if the unitholder is married and filing separately) or $200,000 (if the unitholder is unmarried or in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.
For taxable years beginning after December 31, 2017 and ending on or before December 31, 2025, an individual unitholder is entitled to a deduction equal to 20% of his or her allocable share of our “qualified business income.” For purposes of this deduction, our “qualified business income” is equal to the sum of:

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the net amount of our U.S. items of income, gain, deduction, and loss to the extent such items are included or allowed in the determination of taxable income for the year, excluding, however, certain specified types of passive investment income (such as capital gains and dividends) and certain payments made to the unitholder for services rendered to the Partnership; and

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any gain recognized upon a disposition of our units to the extent such gain is attributable to Section 751 Assets, such as depreciation recapture and our “inventory items,” and is thus treated as ordinary income under Section 751 of the Code.

The income attributable to our Canadian business operations is not considered effectively connected to our U.S. business, and as a result our unitholders will not be entitled to a deduction equal to 20% of his or her allocable share of such income.
Section 754 Election
We have made the election permitted by Section 754 of the Code that permits us to adjust the tax basis in each of our assets as to specific purchasers of our units under Section 743(b) of the Code to reflect the unit purchase price upon subsequent purchases of units and to adjust the tax basis in each of our assets under Section 734(b) of the Code in the event of our repurchase of common units in the open market. That election is irrevocable without the consent of the IRS. The Section 743(b) adjustment separately applies to a unitholder who purchases units from another unitholder based upon the values and adjusted tax basis of each of our assets at the time of the relevant purchase, and the adjustment will reflect the purchase price paid. The Section 743(b) adjustment does not apply to a person who purchases units directly from us. For purposes of this discussion, a unitholder’s basis in our assets will be considered to have two components: (1) its share of the tax basis in our assets as to all unitholders and (2) its Section 743(b) adjustment to that tax basis (which may be positive or negative).
Subject to certain limitations, a Section 743(b) adjustment may create additional depreciable basis that is eligible for bonus depreciation under Section 168(k) to the extent the adjustment is attributable to depreciable property and not to goodwill or real property. However, because we may not be able to determine whether transfers of our units satisfy all of the eligibility requirements and due to other limitations regarding administrability, we plan to elect out of the bonus depreciation provisions of Section 168(k) with respect to basis adjustments under Section 743(b).
Under our partnership agreement, we are authorized to take a position to preserve the uniformity of units even if that position is not consistent with applicable Treasury Regulations. A literal application of Treasury Regulations governing a Section 743(b) adjustment attributable to properties depreciable under Section 167 of the Code may give rise to differences in the taxation of unitholders purchasing units from us and unitholders purchasing from other unitholders. If we have any such properties, we intend to adopt methods employed by other publicly traded partnerships to preserve the uniformity of units, even if inconsistent with existing Treasury Regulations, and Vinson & Elkins L.L.P. has not opined on the validity of this approach. Please read “— Uniformity of Units.”
The IRS may challenge the positions we adopt with respect to depreciating or amortizing the Section 743(b) or Section 734(b) adjustments to preserve the uniformity of units due to the lack of controlling authority. Because a unitholder’s adjusted tax basis for its units is reduced by its share of our items of deduction or loss, any position we take that understates deductions will overstate a unitholder’s basis in its units, and may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read “— Disposition of Units — Recognition of Gain or Loss.” If a challenge to such treatment were sustained, the gain from the sale of units may be increased without the benefit of additional deductions.
The calculations involved in the Section 754 election are complex and are made on the basis of assumptions as to the value of our assets and other matters. The IRS could seek to reallocate some or all of any Section 743(b) adjustment or Section 734(b) adjustment we allocated to our depreciable assets to goodwill or nondepreciable assets. Goodwill, as an intangible asset, is generally amortizable over a longer period of time or under a less accelerated method than certain of our tangible assets. We cannot assure any unitholder that the determinations we make will not be successfully challenged by the IRS or that the resulting deductions will not be reduced or disallowed altogether. Should the IRS require a different tax basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than it would have been allocated had the election not been revoked.
Tax Treatment of Operations
Accounting Method and Taxable Year
We will use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in its tax return its share of our income, gain, loss and deduction for each taxable year ending within or with its taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of its units following the close of our taxable year but before the close of its taxable year must include its share of our income, gain, loss and deduction in income for its taxable year, with the result that it will be required to include in income for its taxable year its share of more than twelve months of our income, gain, loss and deduction. Please read “— Disposition of Units — Allocations Between Transferors and Transferees.”
Tax Basis, Depreciation and Amortization
The tax basis of each of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation deductions previously taken, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of its interest in us. Please read “— Tax Consequences of Unit Ownership — Allocation of Income, Gain, Loss and Deduction” and “— Disposition of Units — Recognition of Gain or Loss.”
The costs we incur in offering and selling our units (called “syndication expenses”) must be capitalized and cannot be deducted currently, ratably or upon our termination. While there are uncertainties regarding the classification of certain costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us, the underwriting discounts and commissions we incur will be treated as syndication expenses. Please read “— Disposition of Units — Recognition of Gain or Loss.”
We are allowed a first-year bonus depreciation deduction equal to 100% of the adjusted basis of certain depreciable property acquired and placed in service after September 27, 2017 and before January 1, 2023. For property placed in service during subsequent years, the deduction is phased down by 20% per year until December 31, 2026. This depreciation deduction applies to both new and used property. However, use of the deduction with respect to used property is subject to certain anti-abuse restrictions, including the requirement that the property be acquired from an unrelated party. We can elect to forgo the depreciation bonus and use the alternative depreciation system for any class of property for a taxable year. Under a transition rule, we can also elect to apply a 50% bonus depreciation deduction instead of the 100% deduction for our first taxable year ending after September 27, 2017.
Valuation and Tax Basis of Each of Our Properties
The federal income tax consequences of the ownership and disposition of units will depend in part on our estimates of the relative fair market values and the tax basis of each of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of tax basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or tax basis are later found to be incorrect, the character and amount of items of income, gain, loss or deduction previously reported by a unitholder could change, and such unitholder could be required to adjust its tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Units
Recognition of Gain or Loss
A unitholder will be required to recognize gain or loss on a sale or exchange of a unit equal to the difference, if any, between the unitholder’s amount realized and the adjusted tax basis in the unit sold (taking into account any basis adjustments attributable to previously disallowed interest deductions). A unitholder’s amount realized generally will equal the sum of the cash and the fair market value of other property it receives plus its share of our nonrecourse liabilities with respect to the unit sold or exchanged. Because the amount realized includes a unitholder’s share of our nonrecourse liabilities, the gain recognized on the sale or exchange of a unit could result in a tax liability in excess of any cash received from such sale or exchange.
Except as noted below, gain or loss recognized by a unitholder on the sale or exchange of a unit held for more than one year generally will be taxable as long-term capital gain or loss. However, gain or loss recognized on the disposition of units will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to Section 751 Assets, such as depreciation recapture and our “inventory items,” regardless of whether such inventory item has substantially appreciated in value. Ordinary income attributable to Section 751 Assets may exceed net taxable gain realized on the sale or exchange of a unit and may be recognized even if there is a net taxable loss realized on the sale or exchange of a unit. Thus, a unitholder may recognize both ordinary income and capital gain or loss upon a sale or exchange of a unit. Net capital loss may offset capital gains and, in the case of individuals, up to $3,000 of ordinary income per year.
For purposes of calculating gain or loss on the sale or exchange of a unit, the unitholder’s adjusted tax basis will be adjusted by its allocable share of our income or loss in respect of its unit for the year of the sale. Furthermore, as described above, the IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in its entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership.
Treasury Regulations under Section 1223 of the Code allow a selling unitholder who can identify units transferred with an ascertainable holding period to elect to use the actual holding period of the units transferred. Thus, according to the ruling discussed in the paragraph above, a unitholder will be unable to select high or low basis units to sell or exchange as would be the case with corporate stock, but, according to the Treasury Regulations, such unitholder may designate specific units sold for purposes of determining the holding period of the units transferred. A unitholder electing to use the actual holding period of any unit transferred must consistently use that identification method for all subsequent sales or exchanges of our units. A unitholder considering the purchase of additional units or a sale or exchange of units purchased in separate transactions is urged to consult its tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.
Specific provisions of the Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” financial position, including a partnership interest with respect to which gain would be recognized if it were sold, assigned or terminated at its fair market value, in the event the taxpayer or a related person enters into:
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a short sale;

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an offsetting notional principal contract; or

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a futures or forward contract with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is authorized to issue Treasury Regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position. Please read “— Tax Consequences of Unit Ownership — Treatment of Securities Loans.”
Allocations Between Transferors and Transferees
In general, our taxable income or loss will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month (the “Allocation Date”). Nevertheless, we allocate certain deductions for depreciation of capital additions based upon the date the underlying property is placed in service, and gain or loss realized on a sale or other disposition of our assets or, in the discretion of the general partner, any other extraordinary item of income, gain, loss or deduction will be allocated among the unitholders on the Allocation Date in the month in which such income, gain, loss or deduction is recognized. As a result, a unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.
Although simplifying conventions are contemplated by the Code and most publicly traded partnerships use similar simplifying conventions, existing Treasury Regulations do not specifically authorize the use of the proration method we have adopted. Accordingly, Vinson & Elkins L.L.P. is unable to opine on the validity of this method of allocating income and deductions between transferee and transferor unitholders. If the IRS determines that this method is not allowed under the Treasury Regulations our taxable income or losses could be reallocated among our unitholders. Under our partnership agreement, we are authorized to revise our method of allocation between transferee and transferor unitholders, as well as among unitholders whose interests vary during a taxable year, to conform to a method permitted under the Treasury Regulations.
A unitholder who disposes of units prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deduction attributable to the month of disposition (and any other month during the quarter to which such cash distribution relates and the holder held common units on the first day of such month) but will not be entitled to receive a cash distribution for that period.
Notification Requirements
A unitholder who sells or exchanges any of its units is generally required to notify us in writing of that transaction within 30 days after the transaction (or, if earlier, January 15 of the year following the transaction in the case of a seller). Upon receiving such notifications, we are required to notify the IRS of the transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a transfer of units may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker who will satisfy such requirements.
Uniformity of Units
Because we cannot match transferors and transferees of units and for other reasons, we must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units. As a result of the need to preserve uniformity, we may be unable to completely comply with a number of federal income tax requirements. Any non-uniformity could have a negative impact on the value of our units. Please read “— Tax Consequences of Unit Ownership — Section 754 Election.”
Our partnership agreement permits our general partner to take positions in filing our tax returns that preserve the uniformity of our units. These positions may include reducing the depreciation, amortization or loss deductions to which a unitholder would otherwise be entitled or reporting a slower amortization of Section 743(b) adjustments for some unitholders than that to which they would otherwise be entitled. Vinson & Elkins L.L.P. is unable to opine as to the validity of such filing positions.
A unitholder’s adjusted tax basis in units is reduced by its share of our deductions (whether or not such deductions were claimed on an individual income tax return) so that any position that we take that understates deductions will overstate the unitholder’s basis in its units, and may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read “— Disposition of Units — Recognition of Gain or Loss” and “— Tax Consequences of Unit Ownership — Section 754 Election” above. The IRS may challenge one or more of any positions we take to preserve the uniformity of our units. If such a challenge were sustained, the uniformity of units might be affected, and, under some circumstances, the gain from any sale of our units might be increased without the benefit of additional deductions.
In addition, as described above at “— Tax Consequences of Unit Ownership — Allocation of Income, Gain, Loss and Deduction,” if we aggregate multiple issuances of units for purposes of making adjustments to “book” basis and related tax allocations, to ensure the uniformity of our units, we will treat each of our units as having the same capital account balance, regardless of the price actually paid by each purchaser of units in the aggregated offerings. Although our counsel, Vinson & Elkins L.L.P., is unable to opine as to the validity of such an approach, we do not expect the number of affected units, or the differences between the purchase price of a unit and the initial capital account balance assigned to the unit, to be material.
Tax-Exempt Organizations and Other Investors
Ownership of our units by employee benefit plans and other tax-exempt organizations, as well as by non-resident alien individuals, non-U.S. corporations and other non-U.S. persons (collectively, “Non-U.S. Unitholders”) raises issues unique to those investors and, as described below, may have substantial adverse tax consequences to them. Each prospective unitholder that is a tax-exempt entity or a Non-U.S. Unitholder should consult its tax advisors before investing in our units.
Employee benefit plans and most other tax-exempt organizations, including IRAs and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income will be unrelated business taxable income and will be taxable to a tax-exempt unitholder. Tax-exempt unitholders with more than one unrelated trade or business (including by attribution from the Partnership to the extent it is engaged in one or more unrelated trade or business) are required to separately compute their unrelated business taxable income with respect to each unrelated trade or business (including for purposes of determining any net operating loss deduction). As a result, it may not be possible for tax-exempt unitholders to utilize losses from an investment in the Partnership to offset unrelated business taxable income from another unrelated trade or business and vice versa.
Non-U.S. Unitholders are taxed by the United States on income effectively connected with a U.S. trade or business (“effectively connected income”) and on certain types of U.S.-source non-effectively connected income (such as dividends), unless exempted or further limited by an income tax treaty. Each Non-U.S. Unitholder will be considered to be engaged in business in the United States because of its ownership of our units. Furthermore, Non-U.S. Unitholders will be deemed to conduct such activities through a permanent establishment in the United States within the meaning of an applicable tax treaty. Consequently, each Non-U.S. Unitholder will be required to file federal tax returns to report its share of our income, gain, loss or deduction and pay federal income tax on its share of our net income or gain. Moreover, under rules applicable to publicly-traded partnerships, distributions to Non-U.S. Unitholders are subject to withholding at the highest applicable effective tax rate. Each Non-U.S. Unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN or W-8BEN-E (or other applicable or successor form) in order to obtain credit for these withholding taxes.
In addition, if a Non-U.S. Unitholder is classified as a non-U.S. corporation, it will be treated as engaged in a United States trade or business and may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our income and gain as adjusted for changes in the foreign corporation’s “U.S. net equity” to the extent reflected in the corporation’s earnings and profits. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a “qualified resident.” In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Code.
A Non-U.S. Unitholder who sells or otherwise disposes of a unit will be subject to federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the Non-U.S. Unitholder. Gain realized by a Non-U.S. Unitholder from the sale of its interest in a partnership that is engaged in a trade or business in the United States will be considered to be “effectively connected” with a U.S. trade or business to the extent that gain that would be recognized upon a sale by the partnership of all of its assets would be “effectively connected” with a U.S. trade or business. Thus, a substantial portion of a Non-U.S. Unitholder’s gain from the sale or other disposition of our units would be treated as effectively connected with a unitholder’s indirect U.S. trade or business constituted by its investment in us and would be subject to federal income tax. As a result of the effectively connected income rules described above, the exclusion from U.S. taxation under the Foreign Investment in Real Property Tax Act for gain from the sale of partnership units regularly traded on an established securities market will not prevent a Non-U.S. Unitholder from being subject to federal income tax on gain from the sale or disposition of its units to the extent such gain is effectively connected with a U.S. trade or business. We expect a substantial portion of the gain from the sale or disposition of our units to be treated as effectively connected with a U.S. trade or business.
Moreover, the transferee of an interest in a partnership that is engaged in a U.S. trade or business is generally required to withhold 10% of the amount realized by the transferor unless the transferor certifies that it is not a foreign person. While the determination of a partner’s “amount realized” generally includes any decrease of a partner’s share of the partnership’s liabilities, recently issued Treasury regulations provide that the “amount realized” on a transfer of an interest in a publicly traded partnership, such as our units, will generally be the amount of gross proceeds paid to the broker effecting the applicable transfer on behalf of the transferor, and thus will be determined without regard to any decrease in that partner’s share of a publicly traded partnership’s liabilities. The Treasury regulations, as amended by recently published IRS guidance, further provide that withholding on a transfer of an interest in a publicly traded partnership will not be imposed on a transfer that occurs prior to January 1, 2023. For a transfer of interests in a publicly traded partnership that is effected through a broker on or after January 1, 2023, the obligation to withhold is imposed on the transferor’s broker. Prospective foreign unitholders should consult their tax advisors regarding the impact of these rules on an investment in our units.
Administrative Matters
Information Returns and Audit Procedures
We intend to furnish to each unitholder, within 90 days after the close of each taxable year, specific tax information, including a Schedule K-1, which describes its share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder’s share of income, gain, loss and deduction. We cannot assure our unitholders that those positions will yield a result that conforms to all of the requirements of the Code, Treasury Regulations or administrative interpretations of the IRS.
The IRS may audit our federal income tax information returns. Neither we nor Vinson & Elkins L.L.P. can assure prospective unitholders that the IRS will not successfully challenge the positions we adopt, and such a challenge could adversely affect the value of our units. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability, and may result in an audit of the unitholder’s own return. Any audit of a unitholder’s return could result in adjustments unrelated to our returns.
Publicly-traded partnerships are treated as entities separate from their owners for purposes of federal income tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings for each of the partners.
Pursuant to the Bipartisan Budget Act of 2015, for taxable years beginning after December 31, 2017, if the IRS makes audit adjustments to our income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from us, unless we elect to have our general partner, unitholders and former unitholders take any audit adjustment into account in accordance with their interests in us during the taxable year under audit. Similarly, for such taxable years, if the IRS makes audit adjustments to income tax returns filed by an entity in which we are a member or partner, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from such entity.

Generally, we expect to elect to have our general partner, unitholders and former unitholders take any such audit adjustment into account in accordance with their interests in us during the taxable year under audit, but there can be no assurance that such election will be effective in all circumstances. If we are unable or if it is not economical to have our general partner, unitholders and former unitholders take such audit adjustment into account in accordance with their interests in us during the taxable year under audit, then our current unitholders may bear some or all of the tax liability resulting from such audit adjustment, even if such unitholders did not own our units during the taxable year under audit. If, as a result of any such audit adjustment, we are required to make payments of taxes, penalties or interest, our cash available for distribution to our unitholders might be substantially reduced. These rules are not applicable for taxable years beginning on or prior to December 31, 2017. Congress has proposed changes to the Bipartisan Budget Act, and we anticipate that amendments may be made. Accordingly, the manner in which these rules may apply to us in the future is uncertain.
Additionally, pursuant to the Bipartisan Budget Act of 2015, the Code will no longer require that we designate a Tax Matters Partner. Instead, for taxable years beginning after December 31, 2017, we will be required to designate a partner, or other person, with a substantial presence in the United States as the partnership representative (“Partnership Representative”). The Partnership Representative will have the sole authority to act on our behalf for purposes of, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS. If we do not make such a designation, the IRS can select any person as the Partnership Representative. We currently anticipate that we will designate our general partner as the Partnership Representative. Further, any actions taken by us or by the Partnership Representative on our behalf with respect to, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS, will be binding on us and all of our unitholders.
Additional Withholding Requirements
Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on withholdable payments, including interest, dividends and other fixed or determinable annual or periodic gains, profits and income from sources within the United States (“FDAP Income”) paid to a foreign financial institution or to a “non-financial foreign entity” (as specially defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. While withholdable payments would have originally included payments of gross proceeds from the sale or other disposition of any property of a type which could produce interest or dividends from sources within the United States (“Gross Proceeds”) on or after January 1, 2019, proposed Treasury Regulations provide that such payments of Gross Proceeds do not constitute withholdable payments. Taxpayers may rely generally on these proposed Treasury Regulations until they are revoked or final Treasury Regulations are issued.
If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these requirements may be subject to different rules.
To the extent we have FDAP Income that is not treated as effectively connected with a U.S. trade or business (please read “— Tax-Exempt Organizations and Other Investors”), a unitholder that is a foreign financial institution or certain other non-U.S. entity, or a person that holds its units through such foreign entities, may be subject to withholding on distributions they receive from us, or its distributive share of our income, pursuant to the rules described above. Each prospective unitholder should consult its own tax advisors regarding the potential application of these withholding provisions to its investment in our units.
Nominee Reporting
Persons who hold an interest in us as a nominee for another person are required to furnish to us:

•
the name, address and taxpayer identification number of the beneficial owner and the nominee;

•
a statement regarding whether the beneficial owner is:

•
a non-U.S. person;

•
a non-U.S. government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing; or

•
a tax-exempt entity;

•
the amount and description of units held, acquired or transferred for the beneficial owner; and

•
specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

Each broker and financial institution is required to furnish additional information, including whether such broker or financial institution is a U.S. person and specific information on any units such broker or financial institution acquires, holds or transfers for its own account. A penalty per failure, with a significant maximum penalty per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of our units with the information furnished to us.
Accuracy-Related Penalties
Certain penalties may be imposed as a result of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion. We do not anticipate that any accuracy-related penalties will be assessed against us.
State, Local and Other Tax Considerations
In addition to federal income taxes, unitholders may be subject to other taxes, including state and local income taxes, unincorporated business taxes and estate, inheritance or intangibles taxes that may be imposed by the various jurisdictions in which we conduct business or own property now or in the future or in which the unitholder is a resident. We conduct business or own property in many states in the United States. Some of these states may impose an income tax on individuals, corporations and other entities. As we make acquisitions or expand our business, we may own property or conduct business in additional states that impose a personal income tax. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider the potential impact of such taxes on its investment in us.
A unitholder may be required to file income tax returns and pay income taxes in some or all of the jurisdictions in which we do business or own property, though such unitholder may not be required to file a return and pay taxes in certain jurisdictions because its income from such jurisdictions falls below the jurisdiction’s filing and payment requirement. Further, a unitholder may be subject to penalties for a failure to comply with any filing or payment requirement applicable to such unitholder. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder’s income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return.
Tax Consequences of Ownership of Preferred Units
A description of the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of any series of preferred units offered pursuant to this prospectus will be set forth in the prospectus supplement relating to the offering of such preferred units.
Tax Consequences of Ownership of Debt Securities
A description of the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of any series of debt securities will be set forth in the prospectus supplement relating to the offering of such debt securities.

It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, of its investment in us. We strongly recommend that each prospective unitholder consult, and depend upon, its own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and non-U.S., as well as federal tax returns that may be required of it. Vinson & Elkins L.L.P. has not rendered an opinion on the state, local, alternative minimum tax or non-U.S. tax consequences of an investment in us.

PLAN OF DISTRIBUTION
Under this prospectus, we intend to offer our securities to the public:
•
through one or more underwriters for public offering and sale;

•
through one or more broker-dealers who may act as agent or may purchase securities as principal and thereafter resell the securities from time to time;

•
in or through one or more transactions (which may involve crosses and block transactions) or distributions;

•
on NASDAQ;

•
in the over-the-counter market;

•
in private transactions; or

•
to investors directly.

We will price our securities at:
•
market prices prevailing at the time of any sale under this registration statement;

•
prices related to then-current market prices;

•
a fixed price; or

•
negotiated prices.

We may change the price of the securities offered from time to time.
We will pay or allow distributors’ or sellers’ commissions that will not exceed those customary in the types of transactions involved.
Broker-dealers or underwriters may receive compensation in the form of underwriting discounts or commissions and may receive commissions from purchasers of the securities for whom they may act as agents. If any broker-dealer purchases the securities as principal, it may effect resales of the securities from time to time to or through other broker-dealers, and other broker-dealers may receive compensation in the form of concessions or commissions from the purchasers of securities for whom they may act as agents.
To the extent required, the names of the specific managing underwriter or underwriters, if any, as well as other important information, will be set forth in prospectus supplements. In that event, the discounts and commissions we will allow or pay to the underwriters, if any, and the discounts and commissions the underwriters may allow or pay to dealers or agents, if any, will be set forth in, or may be calculated from, the prospectus supplements. Any underwriters, brokers, dealers and agents who participate in any sale of the securities may also engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses. We may indemnify underwriters, brokers, dealers and agents against specific liabilities, including liabilities under the Securities Act.
Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto.
We may offer our units into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters and dealers who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.
The aggregate maximum compensation the underwriters will receive in connection with the sale of any securities under this prospectus and the registration statement of which it forms a part will not exceed 8% of the gross proceeds from the sale.
Because FINRA views our common units as interests in a direct participation program, any offering of common units under the registration statement of which this prospectus forms a part will be made in compliance with Rule 2310 of the FINRA Rules.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.
In connection with offerings under this shelf registration and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions which stabilize or maintain the market price of the securities at levels above those which might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

LEGAL MATTERS
The validity of the securities offered in this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Vinson & Elkins L.L.P. will also render an opinion on certain material U.S. federal income tax consequences regarding the securities. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee, the amounts set forth below are estimates.
SEC registration fee	$0
Legal fees and expenses	240,000*
Accounting fees and expenses	120,000*
Printing and engraving expenses	15,000*
Listing expenses	25,000*
Miscellaneous	—*
Total	$400,000*

*
These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be definitively estimated at this time.

Item 15.
Indemnification of Officers and Members of Our Board of Directors

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. The partnership agreement of Plains All American Pipeline, L.P. provides that Plains All American Pipeline, L.P. will indemnify the general partner, any departing partner, any person who is or was an affiliate of the general partner or any departing partner, and any person who is or was a member, partner, officer, director, employee, agent or trustee of the general partner or any departing partner or any affiliate of the general partner or any departing partner, or any person who is or was serving at the request of the general partner or any departing partner or any affiliate of the general partner or any departing partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person (each, an “Indemnitee”), to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as any of the foregoing; provided that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in or not opposed to the best interests of Plains All American Pipeline, L.P. and, with respect to any criminal proceeding, had no reasonable cause to believe his, her or its conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to any Indemnitee pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
Any indemnification under these provisions will be only out of the assets of Plains All American Pipeline, L.P., and the general partner shall not be personally liable for, or have any obligation to contribute or loan funds or assets to Plains All American Pipeline, L.P. to enable it to effectuate, such indemnification. Plains All American Pipeline, L.P. is authorized to purchase (or to reimburse the PAA GP Holdings LLC or its affiliates for the cost of) insurance against liabilities asserted against and expenses incurred by such persons in connection with Plains All American Pipeline, L.P.’s activities, regardless of whether Plains All American Pipeline, L.P. would have the power to indemnify such person against such liabilities under the provisions described above.
Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of PAA GP Holdings LLC provides for the indemnification of (a) any of its original members (“Existing Owner”) or any owner of a direct or indirect 10% ownership interest in Plains AAP, L.P.’s Class A units (“Qualifying Interest Holder”), (b) any Person who is or was an affiliate of PAA GP Holdings LLC, any Existing Owner or any Qualifying Interest Holder, (c) any person who is or was a managing member, manager, general partner, shareholder, director, officer, fiduciary, agent or trustee of PAA GP Holdings LLC, any Existing Owner or any Qualifying Interest Holder or any affiliate thereof, (d) any Person who is or was serving at the request of PAA GP Holdings LLC, any Existing Owner or any Qualifying Interest Holder or any affiliate of thereof as a member, manager, partner, director, officer, fiduciary, agent or trustee of another person in furtherance of the business or affairs of PAA GP Holdings LLC or its subsidiaries (provided, that a person shall not be indemnified by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services), and (e) any person the board of directors of PAA GP Holdings LLC designates an indemnitee (collectively, the “Indemnitees”), from and against any and all losses, claims, demands, costs, damages, liabilities, expenses of any nature (including reasonable attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which such person may be involved, or threatened to be involved, as a party or otherwise, by reason of his, her or its status as an Indemnitee, regardless of whether an Indemnitee continues to be an Indemnitee at the time any such liability or expense is paid or incurred, if such Indemnitee acted in good faith and in a manner he, she or it reasonably believed to be in, or not opposed to, the interests of PAA GP Holdings LLC and with respect to any criminal proceeding, had no reason to believe his, her or its conduct was unlawful. Expenses incurred by an Indemnitee in defending any such claim, demand, action, suit or proceeding will, from time to time, be advanced by PAA GP Holdings LLC prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by PAA GP Holdings LLC of an undertaking by or on behalf of the Indemnitee to repay such amounts if it is ultimately determined that the Indemnitee is not entitled to be indemnified. PAA GP Holdings LLC is authorized to purchase and maintain insurance, on behalf of the members of its board of directors, its officers and such other persons as its board of directors may determine, against any liability that may be asserted against or expense that may be incurred by such person in connection with the activities of PAA GP Holdings LLC.
Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. PAA Finance Corp.’s certificate of incorporation and bylaws provide that indemnification shall be to the fullest extent permitted by the DGCL for all its current or former directors or officers. As permitted by the DGCL, PAA Finance Corp.’s certificate of incorporation provides that PAA Finance Corp. will indemnify its directors against liability to PAA Finance Corp. or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to PAA Finance Corp. or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.
The underwriting agreements that we may enter into with respect to the offer and sale of securities covered by this registration statement will contain certain provisions for the indemnification of directors and officers and the underwriters or sales agent, as applicable, against civil liabilities under the Securities Act.
Item 16.
Exhibits and Financial Statement Schedules

(a)
Exhibits

The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement, and such Exhibit Index is incorporated herein by reference.
Item 17.
Undertakings

A.   Each of the undersigned registrants hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a)   To include any prospectus required by Section 10(a)(3) of the Securities Act;
(b)   To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(c)   To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to the information in this registration statement;
provided, however, that paragraphs (l)(a), (l)(b) and (1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(a)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(b)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(c)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(d)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
B.   Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Plains All American Pipeline, L.P.’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
C.   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

D.   Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act:
(1)   The information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)   Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

INDEX TO EXHIBITS
Exhibit Number	Description
1.1**	Form of Underwriting Agreement
4.1	Indenture for Senior Debt Securities dated as of September 25, 2002 among Plains All American Pipeline, L.P., PAA Finance Corp. and Wachovia Bank, National Association, as original trustee (incorporated by reference to Exhibit 4.1 of the Partnership’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 (File No. 001-14569)).
4.2	Form of Subordinated Indenture for Subordinated Debt Securities (incorporated by reference to Exhibit 4.2 of the Partnership’s Registration Statement on Form S-3 filed on August 27, 2001 (File No. 333-68446))
4.3**	Form of Senior Debt Securities
4.4**	Form of Subordinated Debt Securities
5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
8.1*	Opinion of Vinson & Elkins L.L.P. relating to tax matters
23.1*	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibits 5.1 and 8.1)
24.1*	Powers of Attorney (included on the signature page of this registration statement)
25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the Senior Indenture
25.2*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the Subordinated Indenture

*
Filed herewith.

**
To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act or in a post-effective amendment to this registration statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on September 8, 2021.
PLAINS ALL AMERICAN PIPELINE, L.P.
By:
PAA GP LLC, its general partner

By:
Plains AAP, L.P., its sole member

By:
Plains All American GP LLC, its general partner

By:
Plains GP Holdings, L.P., its sole member

By:
PAA GP Holdings LLC, its general partner

By:
/s/ RICHARD K. MCGEE

Name:
Richard K. McGee

Title:
Executive Vice President, General Counsel and Secretary

Power of Attorney
All those persons whose signatures appear below do hereby constitute and appoint Al Swanson and Richard McGee, and each of them, our true and lawful attorney-in-fact and agent, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statements, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.
PAA GP HOLDINGS LLC, for itself and as the general partner of PLAINS GP HOLDINGS, L.P., which is the sole member of PLAINS ALL AMERICAN GP LLC, which is the general partner of PLAINS AAP, L.P., which is the sole member of PAA GP LLC, which is the general partner of PLAINS ALL AMERICAN PIPELINE, L.P.
Name	Title	Date
/s/ WILLIE C. CHIANG Willie C. Chiang	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 8, 2021
/s/ HARRY N. PEFANIS Harry N. Pefanis	President and Director	September 8, 2021
/s/ AL SWANSON Al Swanson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 8, 2021
/s/ CHRIS HERBOLD Chris Herbold	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	September 8, 2021
/s/ GREG L. ARMSTRONG Greg L. Armstrong	Director	September 8, 2021
/s/ VICTOR BURK Victor Burk	Director	September 8, 2021
/s/ KEVIN S. MCCARTHY Kevin S. McCarthy	Director	September 8, 2021
/s/ GARY R. PETERSEN Gary R. Petersen	Director	September 8, 2021
/s/ ALEXANDRA D. PRUNER Alexandra D. Pruner	Director	September 8, 2021
/s/ JOHN T. RAYMOND John T. Raymond	Director	September 8, 2021

Name	Title	Date
/s/ BOBBY S. SHACKOULS Bobby S. Shackouls	Director	September 8, 2021
/s/ CHRISTOPHER M. TEMPLE Christopher M. Temple	Director	September 8, 2021
/s/ LAWRENCE M. ZIEMBA Lawrence M. Ziemba	Director	September 8, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on September 8, 2021.
PAA FINANCE CORP.
By:
/s/ RICHARD K. MCGEE

Name:
Richard K. McGee

Title:
Executive Vice President, General Counsel and Secretary

Power of Attorney
All those persons whose signatures appear below do hereby constitute and appoint Al Swanson and Richard McGee, and each of them, our true and lawful attorney-in-fact and agent, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statements, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.
PAA FINANCE CORP.
Name	Title	Date
/s/ WILLIE CHIANG Willie Chiang	Chief Executive Officer and Director (Principal Executive Officer)	September 8, 2021
/s/ AL SWANSON Al Swanson	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	September 8, 2021
/s/ CHRIS HERBOLD Chris Herbold	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	September 8, 2021
/s/ HARRY N. PEFANIS Harry N. Pefanis	President and Director	September 8, 2021